                                                                Exhibit 21(c)(1)
































[CORPORATE CAPITAL CONSULTANTS, INC. LOGO]
 ----------------------------------

                               Presentation to the



                           Independent Committee of the



                              Board of Directors of





                              DATAPOINT CORPORATION







                                   Prepared by


                       Corporate Capital Consultants, Inc.

                               DATAPOINT CORPORATION

                      PRESENTATION TO THE INDEPENDENT COMMITTEE

                             OF THE BOARD OF DIRECTORS BY

                         CORPORATE CAPITAL CONSULTANTS, INC.






                                        INDEX




           o   Draft Opinion Letter

           o   Charts and Schedules:

                  I.     Stock Price History

                  II.    Comparable Company Study

                  III.   Forecasts and Discounted Cash Flow

                  IV.    Pro Forma Balance Sheets

                  V.     Projected Book Value


                  VI.    Liquidation Value

                  VII.   Comparable Transactions Analysis

                  VIII.  Ability to Pay Arrears and Resume
                         Preferred Dividend Payments

                  IX.    Litigation

                  X.     Summary and Conclusions

                                     DRAFT
                                     -----


                                                    [CORPORATE CAPITAL LOGO]

                                                       CORPORATE CAPITAL
                                                        CONSULTANTS INC.
                                                  1185 AVENUE OF THE AMERICAS
                                                           18TH FLOOR
                                                 NEW YORK, NEW YORK 10036-2601
                                                      TEL: (212) 843-0352
                                                      FAX: (212) 843-0574

                                                         JULY 24, 1996

Independent Committee
Board of Directors
Datapoint Corporation
8400 Datapoint Drive
San Antonio, Texas 78229-4500

Gentlemen:

     You have asked Corporate Capital Consultants, Inc. ("CCC") to provide a written opinion as to the fairness, from a financial point of view, to the exchanging preferred shareholders ("the Exchanging Preferred Shareholders"), other than Asher B. Edelman, of Datapoint Corporation ("Datapoint" or "the Company") of the consideration to be received by them in an offer by the Company, whereby each share of Datapoint's $1.00 Exchangeable Preferred Stock ("the Preferred Stock") tendered by the Exchanging Preferred Shareholders would
be exchanged for         shares of the common stock of the Company ("the
                ---------
Exchange Offer") upon the terms and conditions set forth in the draft of the joint Proxy Statement and Prospectus ("the Prospectus") dated July 24, 1996.

     CCC is a specialist investment banking firm which, since its inception in 1974, performs services in the areas of financial consulting, corporate valuation and fairness opinions, and mergers and acquisitions. In the valuation area, CCC has provided corporate valuations, often in conjunction with pending purchase offers, plans to sell or recapitalizations, for both public and privately-held companies in a broad range of industries. In the case of public companies, CCC has furnished fairness opinions in conjunction with a number of tender offers, going-private transactions, and the purchase of minority interests.

     In connection with rendering this opinion, CCC has reviewed and analyzed,
among other things: a)   drafts of the Registration Statement for the Company
on Form S-4 up to and including the draft dated July 16, 1996 ("the Registration Statement"); b) the Forms 10-K filed by Datapoint for the fiscal years 1991 through 1995; c) the Forms 10-Q for the Company for the three fiscal quarters ended April 27, 1996; d) drafts of the Prospectus; e) the indenture pertaining to the Company's 8-7/8% Convertible Subordinated Debentures due 2006; f) various corporate documents, including by-laws, minutes, loan agreements, litigation documents, employment agreements, product literature, proxies, and so forth; g) certain internal financial documents, memoranda and other information furnished by the Company; h) historical market prices for the two classes of stock; i) certain financial, operational, and stock market data of companies engaged in businesses comparable to the Company; and additional information provided from time to time by Datapoint or by other sources we deemed relevant.

Independent Committee, Board of Directors
Datapoint Corporation

     In addition, we: a) met with the Company's principal officers and visited its San Antonio facility; b) discussed the financial and operating performance with such officers; c) reviewed with such officers the current and future prospects of Datapoint; and d) considered such other information, financial studies, analyses and investigations and financial economic and market criteria as we deemed relevant.

     In rendering this opinion, we have not made any independent appraisal of any of the physical or intangible assets or liabilities of the Company, and we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials which have been provided to us by the Company, or which are publicly available. We have also relied on the representations made by various representatives of the Company and their agents and advisors, and on other relevant factors.

     CCC, in reviewing the fairness of the Exchange Offer, took into account the financial and operating performance of Datapoint, in relation to a group of similar public companies and their market values. We considered various multiples of earnings, cash flow, and book value of these companies in rendering our opinion. We also prepared a discounted cash flow analysis based on our own scenarios for the Company over the next five years. Other approaches to fairness included an analysis of market history for both the Preferred Stock and common stock, projected book value giving effect to the recent sale of the Company's automotive business and the possible sale of selected assets and operations of the Company, estimated liquidation value of both types of shares, comparable transactions, and other factors.

     Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the consideration to be received by the holders of the Preferred Stock other than Asher B. Edelman upon the terms and conditions set forth in the Prospectus is fair, from a financial point of view, to such holders.



                                      Very truly yours,

                             CORPORATE CAPITAL CONSULTANTS, INC.

                                      Carl A. Goldman
CAG:evk                               President

DATAPOINT CORPORATION


                               STOCK PRICE HISTORY
                               -------------------

        CCC reviewed markets for both classes of stock back to April 30, 1992, the inception of trading of the Preferred. We charted trading activity of both classes of stock from the period commencing August 5, 1994, a point prior to the announcement of the first deferral regarding the preferred dividend payment, through July 16, 1996. However, particular attention was paid to the twenty trading days prior to the announcement of the Exchange Offer in order to judge prices accorded by a free market prior to this important change in the exchange ratio.

        The average closing price of a share of Common was $1.44 for that twenty-day period, and $3.10 for a share of the Preferred. This is a ratio of 2.15:1, indicating that the Preferred was selling at just over its 2:1 conversion value in effect prior to the Exchange Offer, or at a premium of approximately 7.6%. At 2.75:1, the Preferred was worth approximately $3.96 per share, a 37.5% premium over the pre-Exchange Offer conversion value, and the extra 0.75 shares of Common were worth $1.08 per share. The cumulative Preferred arrearage averaged $1.58 over that period, $0.50 above the extra 0.75-share exchange value per the Exchange Offer. In other words, the incremental exchange value constituted a 32% discount off the cumulative arrearage on the Preferred.

        On July 16, 1996, the most recent date we reviewed, the Common closed at $1.13 and the Preferred at $3.25, a ratio of 2.88:1. Thus, the Preferred sold at a slightly higher (approximately $0.16) price than the 2.75 conversion value per the Exchange Offer. According to these closing prices, the 0.75-share incremental conversion value thus was worth approximately $0.85 per share vs. $1.75 in current cumulative Preferred arrearages (which are soon to total $2.00), a discount of approximately 52%.

        To reach the cumulative arrearage for the average twenty-day period preceding the Exchange Offer announcement would require $0.50 more of Common stock value per Preferred share. At an average closing price of $1.44 per share for the Common for this twenty-day period, the exchange ratio would have to be raised by 0.35 shares. As of the most recent date we examined, given the $1.13 closing price of Datapoint's Common, the additional value required to reach the cumulative Preferred arrearage is approximately $0.90 per share, which would require raising the exchange ratio by approximately 0.8 shares. As a practical matter, some premium over recent exchange ratios between the two classes may be needed to get Preferred stockholders to vote for the Exchange Offer, even though to revert to the current 2:1 conversion value in effect would presumably cause a drop in the market price of the Preferred from $3.25 to $2.26, based on July 16 closing prices, a 30% decline.

        There should be a discount from the arrearage to reflect the high risk of actually receiving them. But the Preferred price will tend to increase relative to Common as more arrearages accumulate, absent other factors. In this portion of our study, we would have to recommend an increase in the exchange ratio, possibly to 3:1.

         DATAPOINT CORPORATION: PRICE BEHAVIOR OF $1.00 EXCHANGEABLE PREFERRED AND COMMON STOCK FROM INCEPTION OF PREFERRED TRADING TO ANNOUNCEMENT
                                 OF EXCHANGE OFFER

                             [Graph illustrating narrative
                              under "Stock Price History]




                                         [GRAPH]










                                                ---Common
                                                ---Preferred

       DATAPOINT CORPORATION: COMPARATIVE CLOSING PRICES OF PREFERRED AND COMMON
                    STOCK AND DEBENTURES 8/5/94 THROUGH 7/16/96

                             [Graph illustrating narrative
                              under "Stock Price History]




                                        [GRAPH]










                                                   ---Common
                                                   ---Preferred
                                                   ---Debentures

              DATAPOINT CORPORATION:  COMPARATIVE CLOSING PRICES AND DAILY
                         VOLUMES OF PREFERRED AND COMMON STOCK -
                                8/5/94 THROUGH 7/16/96

                             [Graph illustrating narrative
                              under "Stock Price History]




                                          [GRAPH]

              DATAPOINT CORPORATION: INCREMENTAL VALUE OF EXCHANGE OFFER
                           vs. CUMULATIVE ARREARAGE ON PREFERRED

                                         VALUE

                             [Graph illustrating narrative
                              under "Stock Price History]

              DATAPOINT CORPORATION: COMPARISON OF INCREMENTAL CONVERSION VALUE,
                            CUMULATIVE ARREARAGE AND MOVING AVERAGE

                                [Graph illustrating narrative
                                  under "Stock Price History]





                                            [GRAPH]










                                     ---Cumulative Arrearage
                                     ---Incremental Value of Exchange Offer
                                     ---20-Day Moving Average Incremental Value

DATAPOINT CORPORATION





                            COMPARABLE COMPANY STUDY
                            ------------------------



        Through a search using SIC Codes and after consultations with various analysts who follow this sector of the computer services industry, CCC studied ten companies that could be considered somewhat comparable to the Company's main business of network information technology. The size of such comparables was limited to the smallest at $31.4 million revenues (Alpha Microsystems) to the largest at $235 million (Fore Systems). It should be noted that none are really direct competitors since they are mostly U.S.-based operations while Datapoint is almost entirely European-based. Its European competitors tend to be very large companies with diversified businesses which we do not consider comparable for study purposes.

        CCC used two sets of numbers for Datapoint - before the possible sale of the telephony business (but after giving effect to the recent sale of the automotive dealership business to Kalamazoo) and after such a sale. Pro Forma estimated revenues for fiscal 1996 were $158,200,000 to $113,700,000, respectively. Datapoint's Profit & Loss Statement was further adjusted to remove certain non-recurring items and the impact of employee reductions. This "Base Case" was provided, for the most part, by the Company. CCC adjusted interest costs and other expenses from the application of net proceeds from the automotive sale and the estimated net proceeds of the possible sale of telephony for * applying that to the redemption of convertible debentures at *.

        Qualitatively, the Company's EBDAIT, EBIT, and EBDAIT to total assets margins are in the same general area of the comparables. But with the Company's deficit net worth and deficit working capital, the Company is in a much riskier financial condition than the comparables.

        CCC concentrated on market cap and market value to EBDAIT and EBIT. Taxes are a minor consideration, except for foreign taxes, due to the NOL carryforward. CCC cannot use market to book with a negative book value. CCC also examined market value of comparables to earnings per share, but estimated taxation is questionable as noted above, so this aspect is less important.

        The median market cap is 10.8X EBDAIT, 11.9X EBIT.

        The median market value is 7.9X EBDAIT, 9.0X EBIT, 21.4X latest twelve months E/P/S.

        Use of such medians should be considered the UPPER LIMIT of values due to the financial condition of the Company and its history of losses.

        Note: EBDAIT is Earnings before depreciation, amortization, interest and taxes and is operating income PLUS other income, plus depreciation and amortization.

               EBIT is Earnings before interest, PLUS other income, before taxes.

               Earnings Per Share is net income after preferred dividend.


*  Confidential portions omitted and filed separately with the Commission.

                                               - 2 -

                                 Estimated Pro Forma 1996            Estimated Pro Forma 1996
                                 After Sale of Automotive            Net of Telephony Sale
                                 ------------------------            ------------------------
EBDAIT                                  $18,319,000                         $16,784,000
EBIT                                    $11,619,000                         $10,384,000
E/P/S                                  ($0.16)                              $0.04

Market Cap
- ----------

        EBDAIT
        ------
Median Market Cap (10.8X)             $197,845,000                          $181,267,000
Less:  Total Debt at par                81,000,000                             38,100,000
Less:  Preferred at Stated Value         1,896,000                              1,896,000
                                    --------------                          -------------
        Total                          114,949,000                            141,271,000
Plus:  Cash                             16,700,000                             21,500,000
                                    --------------                          -------------
Imputed value common                  $131,649,000                           $162,771,000
On 13,670,930 shares                  $9.63 per Share                        $11.90 per Share
Removing Preferred and adding
   new common @ 2.75:1 is
   18,808,066 shares                  $ 7.10 per Share                       $ 8.75 per Share

        EBIT
        ----
Median Market Cap (11.9X)             $138,266,000                           $123,570,000
Less:  Total Debt at par                81,000,000                             38,100,000
Less:  Preferred at Stated Value         1,896,000                              1,896,000
                                    --------------                          -------------
        Total                           55,370,000                             83,574,000
Plus:  Cash                             16,700,000                             21,500,000
                                    --------------                          -------------
Imputed value common                 $  72,070,000                           $105,074,000
On 13,670,930 shares                  $5.27 per Share                          $7.69 per Share
On 18,808,066 shares                  $3.93 per Share                          $5.69 per Share

Market Value
- ------------

        EBDAIT
        ------
Median Market Value (7.9X)            $144,720,000                             $132,594,000
Less: Accumulated Arrears @ $2           3,736,000                                3,736,000
                                    --------------                          ---------------
Net Value                             $140,984,000                             $128,858,000
Imputed value                         $10.31 per Share                         $9.42 per Share
Imputed value after conversion        $  7.69 per Share                        $7.05 per Share

        EBIT
        ----
Median Market Value (9.0X)            $104,571,000                             $  93,456,000
Less:  Accumulated Arrears @ $2          3,736,000                                 3,736,000
                                    --------------                          ----------------
Net Value                             $100,835,000                             $  89,720,000
Imputed value                         $7.38 per Share                          $6.56 per Share
Imputed Value after conversion        $5.56 per Share                          $4.97 per Share

        E/P/S                        ($0.16)                                   $0.04
        -----
21.4X                                n.a.                                      $0.86 per Share


        In this study, at a 2.75:1 ratio, Common stock values range from $5.27 to $11.90 per share before dilution vs. the closing price of the Preferred at $3.10 per share just prior to the offer, and $3.25 recently.

        After dilution, assuming conversion of all Preferred, the Common is valued at $3.93 to $8.75 per share. 2.75 shares would be valued at $10.81 to $24.06.

        The incremental .75 shares involves an incremental 1,401,053 shares of dilution. Using, as an example, the lowest value for the Common stock as a result of applying an EBIT multiple, $3.93 per share, the original 2:1 exchange ratio yielded a value of $4.14 per share after dilution. Thus, the incremental
 .75 decreases the value by $4.14 - $3.93, or $0.21 per share, but the ADDITIONAL .75 SHARES are valued at .75 times $3.93, or $2.77. In short, in this study, the incremental value provided in the Exchange Offer is worth as little as $2.77 - $0.31, or $2.46 more per share of Preferred.

        The pro forma earnings are risky at best, and, therefore, this study is speculative. But no more speculative than the potential receipt of what would be $2.00 a share at the end of this fiscal year. Thus, the exchange looks attractive from this point of view.


                          COMPARATIVE FINANCIAL DATA FOR PUBLICLY-HELD COMPANIES
                                         AND DATAPOINT CORPORATION



Company           ALPHA          ALPHANET           BTG,       FORE          MICROS-TO-          NETWORK           NORTH STAR
              MICROSYSTEMS      SOLUTIONS           INC.     SYSTEMS, INC.  MAINFRAMES, INC. PERIPHERALS, INC.   UNIVERSAL, INC.
              ------------      ---------           ----     -------------  ---------------- -----------------   ---------------

Sales
TTM                $31.4          $75.0           $213.6          $235.2          $47.3           $44.0              $57.7
CY 1995             32.8           74.0            213.6           235.2           47.3            47.1               54.9
CY 1994             38.8           70.5            156.0           106.2           43.0            33.5               47.2
CY 1993             39.3           47.0            103.6            39.3           29.0            10.7               46.8
3-Yr, CAGR          -8.6%          25.5%            43.6%          144.6%          27.7%          109.8%               8.3%

Net Income/Margin
TTM                ($4.0)  def.    $2.5    3.3%     $3.0   1.4%     $9.7   4.1%(4) $1.0    2.1%(5)($8.7)   def.(6)    $2.4    4.2%
CY 1995             (3.6)  def.     2.4    3.2%(2)   3.0   1.4%      9.7   4.1%     1.0    2.1%(5)  6.7     14.2%     (2.4) def.(7)
CY 1994             (6.2)  def.     1.8    2.6%      3.1   2.0%     12.9  12.1%     0.9    2.1%     5.7     17.0%     (3.3) def.
CY 1993              0.3   0.8%     0.3    0.6%      1.8   1.7%      3.7   9.4%     0.5    1.7%     0.4      3.7%     (4.6) def.
3-Yr, CAGR          NM            182.8%            29.1%           61.9%          41.4%          309.3%              NM

Gross Profit/Margin
TTM                 $9.0  28.7%   $10.2   13.6%    $49.9  23.4%   $136.5  58.0%    $6.9   14.6%   $20.3     46.1%    $15.8   27.4%
CY 1995              9.8  29.9%    10.1   13.6%     49.9  23.4%    136.5  58.0%     6.9   14.6%    22.5     47.8%     15.4   28.1%
CY 1994             11.4  29.4%     9.2   13.0%     37.4  24.0%     61.0  57.4%     5.5   12.8%    16.0     47.8%     12.9   27.3%
CY 1993             15.5  39.4%     5.6   11.9%     26.0  25.1%     24.2  61.6%     4.1   14.1%     5.1     47.7%     14.2   30.3%
3-Yr, CAGR         -20.5%          34.3%            38.5%          137.5%          29.7%          110.0%               4.1%

Operating Income/Margin
TTM                ($4.7)  def.    $4.2    5.6%     $7.5   3.5%    $10.6   4.5%    $1.7    3.6%(5)($8.7)   def.(6)    $0.4    0.7%
CY 1995             (4.2)  def.     4.2    5.7%      7.5   3.5%     10.6   4.5%     1.7    3.6%     8.1     17.2%      0.5    0.9%
CY 1994             (6.4)  def.     3.2    4.5%      6.9   4.4%     16.1  15.2%     1.5    3.5%     6.5     19.4%     (0.8) def.
CY 1993              0.4   1.0%     0.7    1.5%      4.2   4.1%      4.7  12.0%     0.9    3.1%     0.4      3.7%     (2.1) def.(8)
3-Yr, CAGR          NM            144.9%            33.6%           50.2%          37.4%          350.0%              NM

EBT/Margin
TTM                ($4.0)  def.    $4.1    5.5%     $5.2   2.4%    $20.6   8.8%   $1.7    3.6%(5) ($6.4)   def.(6)    $5.4   9.4%(9)
CY 1995             (3.6)  def.     4.1    5.5%      5.2   2.4%     20.6   8.8%    1.7    3.6%     10.3     21.9%     (2.4) def.
CY 1994             (6.3)  def.     3.1    4.4%      5.5   3.5%     18.9  17.8%    1.5    3.5%      7.1     21.2%     (3.3) def.
CY 1993              0.2   0.5%     0.6    1.3%      3.4   3.3%      5.0  12.7%    8.0   27.6%      0.4      3.7%     (4.6) def.
3-Yr, CAGR          NM            161.4%            23.7%          103.0%        -53.9%           407.4%               NM

Interest
TTM                 $0.02  0.1%    $0.1    0.1%     $3.1   1.5%     $0.0   0.0%   $0.0    0.0%     $0.0      0.0%     $4.1    7.1%
CY 1995              0.0   0.0%     0.1    0.1%      3.1   1.5%      0.0   0.0%    0.0    0.0%      0.0      0.0%      4.3    7.8%
CY 1994              0.0   0.0%     0.2    0.3%      1.4   0.9%      0.0   0.0%    0.0    0.1%      0.0      0.0%      4.4    9.3%
CY 1993              0.1   0.2%     0.2    0.4%      0.8   0.8%      0.0   0.0%    0.1    0.3%      0.0      0.0%      4.4    9.4%
3-Yr, CAGR         -78.9%         -29.3%            96.9%            0.0%        -68.4%             0.0%              -1.1%

EBIT/Margin
TTM                ($3.9)  def.    $4.2    5.6%     $8.3   3.9%    $20.6   8.8%   $1.7    3.6%    ($6.4)   def.(6)    $9.5   16.5%
CY 1995             (3.6)  def.     4.2    5.7%      8.3   3.9%     20.6   8.8%   $1.7    3.6%     10.3     21.9%     $1.9    3.5%
CY 1994             (6.3)  def.     3.3    4.7%      6.9   4.4%     18.9  17.8%    1.5    3.6%      7.1      21.2%     1.1    2.3%
CY 1993              0.3   0.7%     0.8    1.7%      4.2   4.1%      5.0  12.7%    8.1   27.9%      0.4      3.7%     (0.2)   def.
3-Yr, CAGR          NM            129.1%            40.6%          103.0%         NM              407.4%               NM



                          COMPARATIVE FINANCIAL DATA FOR PUBLICLY-HELD COMPANIES
                                         AND DATAPOINT CORPORATION

Company           ALPHA          ALPHANET           BTG,       FORE          MICROS-TO-          NETWORK           NORTH STAR
              MICROSYSTEMS      SOLUTIONS           INC.     SYSTEMS, INC.  MAINFRAMES, INC. PERIPHERALS, INC.   UNIVERSAL, INC.

Depcn & Amort.
TTM               $2.4  7.6%     $0.2    0.3%     $2.2   1.0%     $8.5    3.6%   $0.1    0.2%    $1.3      3.0%     $0.8    1.4%(9)
CY 1995            2.3  7.0%      0.2    0.3%      2.2   1.0%      8.5    3.6%    0.1    0.2%     1.3      2.8%      0.8    1.5%
CY 1994            3.4  8.8%      0.1    0.1%      1.0   0.6%      3.5    3.3%    0.1    0.2%     0.7      2.1%      1.7    3.6%
CY 1993            2.3  5.9%      0.1    0.2%      1.1   1.1%      0.9    2.3%    0.1    0.3%     0.4      3.7%      1.6    3.4%
3-Yr, CAGR         0.0           41.4%            41.4%          207.3%           2.9%           80.3%             -29.3%

EBDAIT/Margin
TTM              ($1.5)  def.    $4.5    5.9%    $10.5   4.9%    $29.1   12.4%   $1.8    3.8%   ($5.1)   def.(6)   $10.3   17.9%
CY 1995           (1.3)  def.     4.4    5.9%     10.5   4.9%     29.1   12.4%    1.8    3.8%    11.6     24.6%      2.7    4.9%
CY 1994           (2.9)  def.     3.4    4.8%      7.9   5.1%     22.4   21.1%    1.6    3.8%     7.8     23.3%      2.8    5.9%
CY 1993            2.6  6.6%      0.9    1.9%      5.3   5.1%      5.9   15.0%    8.2   28.2%     0.8      7.5%      1.4    3.0%
3-Yr, CAGR        NM            121.1%            40.8%          122.1%          NM             280.8%              38.9%

E.P.S.
TTM              ($0.60)         $0.61            $0.47           $0.11          $0.31(3)       ($0.78)             $0.23 (7)(9)
CY 1995           (0.54)          0.61             0.47            0.11           0.31(3)         0.57              (0.25)(7)
CY 1994           (0.95)         NA                0.60            0.18           0.40            0.62              (0.35)(7)
CY 1993            0.08          NA                0.38            0.06           0.30            0.05              (0.49)(7)
3-Yr, CAGR       NM              NA               11.2%           35.4%          NM             237.6%              NM

Sales
CY 1995          $32.8          $74.0           $213.6          $235.2          $47.3           $47.1              $54.9
CY 1994           38.8           70.5            156.0           106.2           43.0            33.5               47.2
CY 1993           39.3           47.0            103.6            39.3           29.0            10.7               46.8
CY 1992           45.0           35.4             56.5            12.5           15.3             7.2               42.8
CY 1991           49.3           29.6             28.8             2.0           18.6             1.8               37.0
5- Yr. CAGR       -9.7%          25.7%            65.0%          229.3%          26.3%          126.2%              10.4%

Net Income/Margin
CY 1995          ($3.6)  def.    $2.4    3.2%     $3.0   1.4%     $9.7    4.1%  ($3.6) def.      $6.7     14.2%    ($2.4) def.
CY 1994           (6.2)  def.     1.8    2.6%      3.1   2.0%     12.9   12.1%    0.9    2.1%     5.7     17.0%     (3.3) def.
CY 1993            0.3  0.8%      0.3    0.6%      1.8   1.7%      3.7    9.4%    0.5    1.7%     0.4      3.7%     (4.6) def.
CY 1992           (3.7)  def.     0.3    0.8%      1.2   2.1%     (1.4) def.      0.4    2.6%    (0.8)   def.       NA     NA
CY 1991            0.2  0.4%      0.2    0.7%      0.1   0.3%(3)  (2.7) def.      0.3    1.6%    (2.0)   def.       NA     NA
5- Yr. CAGR       NM             86.1%           134.0%           NM             NM              NM                 NM

E.P.S.
CY 1995          ($0.54)         $0.61            $0.47           $0.11          $0.79           $0.57             ($0.25)
CY 1994           (0.95)         NA                0.60            0.18           0.55            0.62              (0.35)
CY 1993            0.08          NA                0.38            0.06           0.23            0.05              (0.49)
CY 1992           (1.25)         NA                0.25            0.00          (0.07)          NA                 NA
CY 1991            0.05(1)       NA                0.05(3)         0.00          (0.01)          NA                 NA
5-Yr. Avge:       (0.52)         NA                0.35            0.07           0.30            0.41              NA






                          COMPARATIVE FINANCIAL DATA FOR PUBLICLY-HELD COMPANIES
                                         AND DATAPOINT CORPORATION

Company           ALPHA          ALPHANET           BTG,       FORE          MICROS-TO-          NETWORK           NORTH STAR
              MICROSYSTEMS      SOLUTIONS           INC.     SYSTEMS, INC.  MAINFRAMES, INC. PERIPHERALS, INC.   UNIVERSAL, INC.


Total Assets
LFQ                $13.0          $28.7           $109.5          $424.4          $16.2           $68.2             $116.3
CY 1995             13.1           18.5(2)         109.5           424.4           16.2            70.1              110.2
CY 1994             17.9           16.7             72.3           131.5            9.4            65.2              111.1

Total Debt
LFQ                 $0.8           $0.2            $45.0            $0.0           $0.0            $0.0              $41.1
CY 1995              0.9            0.8             45.0             0.0            0.0             0.0               43.4
CY 1994              0.5            1.7             24.5             0.0            0.0             0.0               45.7

Shareholders' Equity
LFQ                 $7.3          $15.1(2)         $27.7          $336.0          $11.0           $57.8              $39.9
CY 1995              6.5            6.6(2)          27.7           336.0           11.0            65.7               34.5
CY 1994             10.0            3.9             23.0            97.7            4.9            57.8               34.2

Invested Capital
LFQ                 $8.1          $15.3            $72.7          $336.0          $11.0           $57.8              $81.0
CY 1995             $7.4            7.4             72.7           336.0          $11.0            65.7               77.9
CY 1994            $10.5            5.6             47.5            97.7            4.9            57.8               79.9



                                              COMPPARATIVE FINANCIAL DATA FOR PUBLICLY-HELD COMPANIES AND DATAPOINT CORPORATION
Company                          OPTICAL DATA              TECHFORCE             WESTERN MICRO
                                 SYSTEMS, INC             CORPORATION           TECHNOLOGY, INC.       Minimum     Mean     Median
                                 ------------             -----------           ----------------       -------     ----     ------

SALES

TTM                            $116.5                  $57.1                     $100.6                $ 31.4    $102.4     $ 75.0
CY 1995                         111.5                   49.2                      106.5                  32.8     102.5       74.0
CY 1994                          86.6                   30.7                      119.3                  33.5      77.9       70.5
CY 1993                          55.9                    8.9                       96.8                  10.7      52.0       46.8
3-Yr, CAGR                       41.2%                 135.1%                       4.9%                 -8.6%     44.1%      27.7%


NET INCOME/MARGIN

TTM                             $14.2     12.2%         $2.0     3.4%             ($4.0)   def.           1.4%      4.6%       3.7%
CY 1995                          13.7     12.3%          1.0     2.0% (10)         (5.1)   def.(11)       1.4%      6.2%       3.7%
CY 1994                           8.6      9.9%          0.8     2.5%              (1.0)   def.           2.0%      7.6%       6.2%
CY 1993                           4.9      8.8%          1.0    11.2%              (1.1)   def.           0.6%      3.8%       1.7%
3-Yr, CAGR                       67.2%                   0.0%                     115.3%                 29.1%    115.3%      67.2%



GROSS PROFIT/MARGIN

TTM                             $57.9     49.7%        $18.2    31.9%             $12.7     12.6%        12.6%     30.5%      27.4%
CY 1995                          56.0     50.2%         15.7    31.9%              13.1     12.3%        12.3%     30.9%      28.1%
CY 1994                          39.8     46.0%          9.9    32.2%              16.6     13.9%        12.8%     30.2%      27.3%
CY 1993                          26.1     46.7%          3.3    37.1%              17.0     17.6%        11.9%     32.7%      30.3%
3-Yr, CAGR                       46.5%                 118.1%                     -12.2%                -20.5%     40.9%      34.3%

OPERATING INCOME/MARGIN

TTM                             $22.0     18.9%         $4.0     7.0%              $0.4      0.4%         0.4%      5.3%       3.6%
CY 1995                          21.2     19.0%          2.8     5.7%              (0.7)      def.        0.9%      7.8%       4.5%
CY 1994                          13.3     15.4%          2.2     7.2%              (0.3)      def.        3.5%     10.4%       9.8%
CY 1993                           7.6     13.6%          2.0    22.5%               0.3      0.3%         0.3%      4.9%       3.4%
3-Yr, CAGR                       67.0%                  18.3%                      NM                    33.6%    113.9%      58.6%

EBT/MARGIN

TTM                             $22.9     19.7%         $3.2     5.6%              (4.0)   def.           2.4%      8.2%       7.1%
CY 1995                          22.1     19.8%          1.7     3.5%              (5.1)   def.           2.4%     10.3%       7.1%
CY 1994                          13.8     15.9%          1.4     4.6%              (1.2)   def.           3.5%     11.1%      10.2%
CY 1993                           7.9     14.1%          1.7    19.1%              (1.4)   def.           0.5%      9.0%       3.7%
3-Yr, CAGR                       67.3%                   0.0                       NM                   -53.9%    118.1%      85.1%

INTEREST

TTM                              $0.0      0.0%         $0.8     1.4%              $0.8      0.8%         0.0%      1.1%       0.1%
CY 1995                           0.0      0.0%          1.1     2.2%               0.9      0.8%         0.0%      1.1%       0.0%
CY 1994                           0.0      0.0%          0.8     2.6%               0.9      0.8%         0.0%      1.3%       0.1%
CY 1993                           0.0      0.0%          0.0     0.0%               0.5      0.5%         0.0%      1.3%       0.3%
3-Yr, CAGR                       NM                     NM                         30.4%                -78.9%     -6.3%      -0.6%

EBIT/MARGIN

TTM                             $22.9     19.7%         $4.0     7.0%             ($3.1)   def.           3.6%      9.7%       7.2%
CY 1995                          22.1     19.8%          2.8     5.7%              (4.3)   def.           3.5%      9.6%       5.7%
CY 1994                          13.8     15.9%          2.2     7.2%              (0.3)   def.           2.3%     10.0%       4.7%
CY 1993                           7.9     14.1%          1.7    19.1%              (0.9)   def.           0.7%      9.3%       4.1%
3-Yr, CAGR                       67.3%                  28.3%                      NM                    40.6%    149.5%     103.0%





Company                                         DATAPOINT                  DATAPOINT
                             Maximum           CORPORATION                 CORPORATION
                             -------           -----------                 -----------
                                           (with Telephony)(12)      (Without Telephony) (12)

SALES

TTM                          $235.2          $158.2                    $113.7
CY 1995                       235.2           174.9                     174.9
CY 1994                       156.0           172.9                     172.9
CY 1993                       103.6           208.3                     208.3
3-Yr, CAGR                    144.6%           -8.4%                     -8.4%


NET INCOME/MARGIN

TTM                            12.2%           $1.6  (13)                $4.4       3.9%  (13)
CY 1995                        14.2%          (28.3)                    (28.3)      def.
CY 1994                        17.0%          (94.8)                    (94.8)      def.
CY 1993                         9.4%          (11.9)                    (11.9)      def.
3-Yr, CAGR                    309.3%                                    NM


GROSS PROFIT/MARGIN

TTM                            58.0%          $47.1      29.8%          $33.3      29.3%
CY 1995                        58.0%           57.5      32.9%           57.5      32.9%
CY 1994                        57.4%           65.6      37.9%           65.6      37.9%
CY 1993                        61.6%           86.6      41.6%           86.6      41.6%
3-Yr, CAGR                    137.5%          -18.5%                    -18.5%

OPERATING INCOME/MARGIN

TTM                            18.9%           $9.7       6.1%           $8.4       7.4%
CY 1995                        19.0%          (18.2)       def.         (18.2)       def.
CY 1994                        19.4%          (81.0)       def.(14)     (81.0)       def.(13)
CY 1993                        13.6%           (1.3)       def.          (1.3)       def.
3-Yr, CAGR                    350.0%          NM                        NM

EBT/MARGIN

TTM                            19.7%           $4.0       2.5%           $6.5       5.7%
CY 1995                        21.9%          (28.1)    def.            (28.1)    def.
CY 1994                        21.2%          (94.4)    def.            (94.4)    def.
CY 1993                        27.6%          (10.9)    def.            (10.9)    def.
3-Yr, CAGR                    407.4%           NM                        NM

INTEREST

TTM                             7.1%           $7.7       4.9%           $3.9       3.4%
CY 1995                         7.8%            9.3       5.3%            9.3       5.3%
CY 1994                         9.3%            9.1       5.3%            9.1       5.3%
CY 1993                         9.4%            9.3       4.5%            9.3       4.5%
3-Yr, CAGR                     96.9%            0.0%                      0.0%

EBIT/MARGIN

TTM                            19.7%          $11.7       7.4%          $10.4       9.1%
CY 1995                        21.9%          (18.8)    def.            (18.8)    def.
CY 1994                        21.2%          (85.3)    def.            (85.3)    def.
CY 1993                        27.9%           (1.6)    def.             (1.6)    def.
3-Yr, CAGR                    407.4%          242.8%                    242.8%


                        COMPARATIVE FINANCIAL DATA FOR PUBLICLY-HELD COMPANIES AND DATAPOINT CORPORATION

Company             OPTICAL DATA               TECHFORCE            WESTERN MICRO
- -------             SYSTEMS, INC.             CORPORATION          TECHNOLOGY, INC.             Minimum   Mean     Median
                    -------------             -----------          ----------------             -------   ----     ------
Depcn & Amort.
TTM                          2.2    1.9%               2.3   4.0%            0.6    0.6%             0.2%     2.2%    1.4%
CY 1995                      2.1    1.9%               1.9   3.9%            0.5    0.5%             0.2%     2.1%    1.5%
CY 1994                      1.8    2.1%               1.4   4.6%            0.6    0.5%             0.1%     2.4%    2.1%
CY 1993                      1.4    2.5%               0.0   0.4%            0.9    0.9%             0.2%     2.3%    2.3%
3-Yr, CAGR                  22.5%                    589.2%                -25.5%                  -29.3%    37.9%   22.5%


EBDAIT/Margin
TTM                        $25.1   21.5%              $6.3  11.0%          ($2.6)   def.             3.8%    11.1%    9.2%
CY 1995                     24.2   21.7%               4.7   9.6%           (3.8)   def.             3.8%    11.2%    5.9%
CY 1994                     15.6   18.0%               3.6  11.7%            0.3    0.3%             0.3%    10.3%    5.5%
CY 1993                      9.3   16.6%               1.7  19.6%            0.0    0.0%             0.0%     9.3%    6.6%
3-Yr, CAGR                  61.3%                     64.3%                   NM                    38.9%   110.8%   91.2%


E.P.S.
TTM                         $0.84                     $0.28 (4)            ($1.07)
CY 1995                      0.81                      0.16                 (1.36)
CY 1994                      0.52                      0.13                 (0.27)
CY 1993                      0.30                        NA                 (0.31)
3-Yr, CAGR                  64.3%                        NA                   NM                    11.2%    87.1%   49.9%


Sales
CY 1995                   $111.5                     $49.2                $106.5
CY 1994                     86.6                      30.7                 119.3
CY 1993                     55.9                       8.9                  96.8
CY 1992                     49.2                       4.9                  80.5
CY 1991                     37.1                       1.8                  85.5
5-Yr, CAGR                  31.4%                    115.7%                  5.6%                   -9.7%    56.7%   26.3%


Net Income/Margin
CY 1995                    $13.7   12.3%              $1.0   2.0% (10)     ($5.1)    def. (5)
CY 1994                      8.6    9.9%               0.8   2.5% (10)     ($1.0)    def. (5)
CY 1993                      4.9    8.8%               1.0  11.2% (10)      (1.1)    def. (5)
CY 1992                      5.0   10.2%               0.7  14.3% (10)      (0.4)    def. (5)
CY 1991                      1.8    4.9%               0.2  11.1% (10)      (1.4)    def. (5)
5-Yr, CAGR                  66.1%                     49.5%                   NM                    66.1%    95.4%   86.1%


E.P.S.
CY 1995                     $0.81                     $0.16 (10)           ($1.36)
CY 1994                      0.52                      0.13 (10)            (0.27)
CY 1993                      0.30                        NA                 (0.31)
CY 1992                      0.33                        NA                 (0.12)
CY 1991                      0.14                        NA                 (0.45)
5-Yr. Avge:                  0.42                        NA                 (0.50)


Company                               DATAPOINT                DATAPOINT
- -------                 Maximum      CORPORATION              CORPORATION
                        -------      -----------              -----------
Depcn & Amort.
TTM                        7.6%           $6.7    4.2%           $6.4     5.6%
CY 1995                    7.0%            9.8    5.6%            9.8     5.6%
CY 1994                    8.8%           10.7    6.2%           10.7     6.2%
CY 1993                    5.9%           11.1    5.3%           11.1     5.3%
3-Yr, CAGR               207.3%           -6.0%                  -6.0%


EBDAIT/Margin
TTM                       21.5%          $18.4   11.6%          $16.8    14.8%
CY 1995                   24.6%           (9.0)   def.           (9.0)    def.
CY 1994                   23.3%          (74.6)   def.          (74.6)    def.
CY 1993                   28.2%            9.5    4.6%            9.5     4.6%
3-Yr, CAGR               280.8%             NM                     NM



E.P.S.
TTM                                      ($0.16) (12)            $0.05 (14)
CY 1995                                   (2.29)                 (2.29)
CY 1994                                   (6.69)                 (6.69)
CY 1993                                   (0.97)                 (0.97)
3-Yr, CAGR               237.6%             NM                     NM


Sales
CY 1995                                 $174.9                 $174.9
CY 1994                                  172.9                  172.9
CY 1993                                  208.3                  208.3
CY 1992                                  255.2                  255.2
CY 1991                                  265.5                  265.5
5-Yr. CAGR               229.3%           -9.9%                  -9.9%


Net Income/Margin
CY 1995                                 ($28.3)   def.         ($28.3)  def.
CY 1994                                  (94.8)   def.          (94.8)  def.
CY 1993                                  (11.9)   def.          (11.9)  def.
CY 1992                                  (10.4)   def.          (10.4)  def.
CY 1991                                    5.4    2.0%            5.4   2.0%
5-Yr. CAGR               134.0%           #NUM!                  #NUM!

E.P.S.
CY 1995                                  ($2.29)                ($2.29)
CY 1994                                   (6.69)                 (6.69)
CY 1993                                   (0.97)                 (0.97)
CY 1992                                   (1.62)                 (1.62)
CY 1991                                    0.30                   0.30
5-Yr. Avge:                               (2.25)                 (2.25)



                          COMPARATIVE FINANCIAL DATA FOR PUBLICLY-HELD COMPANIES AND DATAPOINT CORPORATION


COMPANY               OPTICAL DATA                TECHFORCE           WESTERN MICRO
- -------               SYSTEMS, INC.              CORPORATION         TECHNOLOGY, Inc.          Minimum     Mean
                      -------------              -----------         ----------------          -------     ----

SYMBOL

Total Assets
LFQ                          $78.1                   $44.3                 $40.2                $13.0      $99.4
CY 1995                       71.7                    38.3                  35.9                 13.1       96.6
CY 1994                       52.6                    25.0                  37.9                  9.4       57.2


Total Debt
LFQ                           $0.0                    $6.6                  $8.1                 $0.0      $10.6
CY 1995                        0.0                     4.3                   7.2                  0.0       10.8
CY 1994                        0.0                    10.5                   9.3                  0.0        9.1

Shareholders' Equity
LFQ                          $62.4                   $27.0                 $12.3                 $7.3      $63.3
CY 1995                       58.7                    25.1                  11.0                  6.5       62.0
CY 1994                       43.4                    (0.8)                 14.4                  3.9       32.1

Invested Capital
LFQ                          $62.4                   $33.6                 $20.4                 $6.1      573.9
CY 1995                       58.7                    30.4                  18.2                  7.4       72.8
CY 1994                       43.4                     9.7                  23.7                  4.9       41.2


COMPANY                                              DATAPOINT        DATAPOINT
- -------                     Median     Maximum      CORPORATION      CORPORATION
                            ------     -------      -----------      -----------
Total Assets
LFQ                          $68.2      $424.4            84.4            $77.6
CY 1995                       70.1       424.4           101.8            101.8
CY 1994                       52.6       131.5           127.4            127.4


Total Debt
LFQ                           $0.2       $45.0           $81.0            $38.1
CY 1995                        0.8        45.0            90.9             90.9
CY 1994                        0.5        45.7            90.9             90.9

Shareholders' Equity
LFQ                          $27.7      $336.0          ($54.4)          ($11.5)
CY 1995                       27.7       336.0           (74.1)           (74.1)
CY 1994                       23.0        97.7           (50.8)           (50.8)

Invested Capital
LFQ                          $57.8      $336.0           $26.6            $26.6
CY 1995                       58.7       336.0            16.8             16.8
CY 1994                       43.4        97.7            40.1             40.1


          COMPARATIVE FINANCIAL DATA FOR PUBLICLY-HELD COMPANIES
                         AND DATAPOINT CORPORATION


Note:  (1)   Alpha Microsystems' CY 91 Income is before Extraordinary Item
       ($151 K or $.05 per shr.)

Note:  (2)   Prior to its initial public offering on March 20, 1996,
       Alphanet Solutions, was an S corp. Accordingly, EPS, income taxes and net income prior thereto are pro-forma.

Note:  (3)   BTG's income is from Continuing Oper'ns only for FY 1992.
       Otherwise, co. would have expcd. a net loss of $478K, or $.20 per shr.

Note: (4) During the latest fiscal year, Fore Systems has acquired four companies and written off apx. $29.4 MM in Merger-Related expenses, consisting of transaction costs such as fees to financial advisors, legal and accounting fees. The acquisitions were all accounted for on a pooling basis; hence, historic sales and earnings have been adjusted to reflect them. However, the write-off of the merger-related expenses lowered Operating Income considerably. Excluding this write-off, operating income would have been appx. $40 MM, EBT appx. $49.9 and Net Income appx. $23.7 MM, or $.27 per shr.

Note:  (5)   Micros-to-Mainframes included a non-recurring non-cash charge of $4.655 MM for conversion of co.'s convertible preferred shares based on cumulative sales target with the amount shown as pro forma, based on expectation of s/h approval following the next annual mtg.
       of co. I chose to treat this as a non-recurring item and have adjusted EBT, Net, EPS etc. accordingly on pro-forma basis to exclude this item.

Note:  (6)   Network Peripherals acquired NuCom Systems, Inc. 3/21/96, and, pursuant to that acquisition, wrote off $13.3 MM in Research and Development, In Process during its first quarter, which was the "estimated current fair market value, using a risk-adjusted income approach, of specifically identified technologies which had not reached technical feasibility and had no future uses," according to the company. Without this write-off, Network Peripherals would have still had an unprofitable first quarter; however, on a TTM basis, its net income, EBT and operating income would have all been positive.

Note:  (7)   North Star Universal is a holding company, which has
       experienced losses before equity in earnings of unconsolidated subsidiaries and discontinued oper'ns for at least the past 3 yrs. Since its unconsolidtd. subsidiaries are involved in far different businesses from the operating subsidiaries, for the sake of consistency, EPS have been recomputed on pro-forma basis to reflect only opeating sub. results. Otherwise, EPS from Continuing Oper'ns would have been $.31, $.15 and ($1.44) for FY 1995-1993, respectively. The company is also in the process of undergoing reorganization, whereby its equity in certain unconsolidated subsidiaries is largely being spun off to shareholders.

Note:  (8)   North Star's FY 1993 Operating loss is after Restructuring
       Charge of $1.95 MM; however, the company had an operating loss even before the restructuring charge.

Note:  (9)   North Star's quarterly EBT and income before equity in
       unconsolidated subsidiaries and discontinued operations reflect a one-time $7.7 MM gain on sale of stock in one unconsolidate subsidiary (CorVel). Otherwise, North Star would have experienced pretax losses in its 1st Qtr. 1996 of $714K and, on a TTM Basis, $3.5 MM. ($.07 and $.36, per share, respectively). Also, quarterly D&A data are unavailable; hence, as a surrogate, the previous FY's D&A total was used for TTM, assuming no dramatic change from quarter to quarter.

Note: (10) Techforce was a partnership prior to its recapitalization in 3/94 and initial public offering on 12/14/95. Accordingly, EBT, net income and EPS for pre-IPO period are pro-forma.

Note: (11) Western Micro Technology's EBT and Net are from Continuing Oper'ns only, with discontinued operations account for $615K of income, or $.10 per shr.

Note: (12) TTM and LFQ figures for Datapoint are pro forma, per projected FYE results. Two sets of pro-forma numbers are provided. The first assumes that sale of Datapoint's Telephony business is not achieved by FYE 1996, and reflects only the sale of the the company's automotive business to Kalamazoo plc. and application of proceeds per projections provided by the company and modified by CCC assumptions. The second set of pro-forma numbers assumes sales of Datapoint's Telephony businesses and application of their proceeds primarily to retire a substantial part of the company's 8 7/8% Debentures at a discount from par. This set of pro-forma numbers assumes the Flat Growth scenario generated by CCC, with sale of Telephony at * net of liabilities.

Note: (13) Re Datapoint's FY 1994 Operating Loss, appx. $57.7 MM pertains to a write-off of investment in foreign operations. Without this write-off, the operating loss would have been appx. $23.4 MM, as opposed to $81 MM. Since restructuring charges have been applied in each of the past three fiscal years, they are not treated here as non-recurring expenses, but have been included in operating expenses; accordingly, for all other comparables, restructuring expenses have not been segregated or brought below the operating expense line.

Note: (14) Datapoint's TTM EPS are pro-forma, reflecting EPS to Common, after deducing accrued or paid Preferred dividends to date (est. $3.74 MM by FYE 1996, or 8 qtrs @ $.25/qtr. x 1,868,071 shrs. Pfd.
       outstanding), from pro-forma net income and dividing by 13.67 MM shrs. common stock outstanding (per 4/96 10-Q).

*  Confidential portions omitted and filed separately with the Commission.

                          COMPARATIVE MARKET AND FINANCIAL DATA FOR COMPARABLE
                           PUBLICLY-HELD COMPANIES AND DATAPOINT CORPORATION



Company                                ALPHA                                          MICROS-TO-     NETWORK
- -------                                MICRO-     ALPHANET     BTG,        FORE      MAINFRAMES,   PERIPHERALS,      NORTH STAR
                                      SYSTEMS    SOLUTIONS     INC.    SYSTEMS,INC.      INC.         INC.          UNIVERSAL,INC.
                                      -------    ---------     ---     ------------  -----------   ------------    ---------------
SYMBOL                                   ALMI       ALPH       BTGI       FORE          MTMC           NPIX             NSRU
Latest Fiscal Year                     2/25/96    12/31/95    3/31/96       3/31/96      3/31/96       12/31/95       12/31/95
Latest 12 Months                       5/26/96     3/31/96    3/31/96       3/31/96      3/31/96        3/31/96        3/31/96

Current Stock Price - 7/12/96            $2.41       $7.00     $12.25
$33.75       $4.13         $14.88          $7.63

52-Wk. High                              $5.78      $12.00     $15.25        $44.75       $8.63         $20.75          $8.75
52-Wk. Low                               $0.50       $6.75      $8.38        $15.25       $3.75          $8.25          $5.50

Shares Outstanding (millions)              6.6         5.1        6.1          89.2         3.5           11.8            9.5

Market Value ($MM)                       $15.9       $35.7      $74.5      $3,008.8       $14.2         $175.5          $72.1
Market Capitalization ($MM)(1)           $15.5       $24.5     $119.5      $2,712.7       $10.3         $168.0         $127.5

Market Cap. as Multiple of:
     Latest 12 Months Sales                0.5         0.3        0.6          11.5         0.2            3.8            2.2
     Latest 12 Months EBDAIT    (2)        def.        5.5       11.4          93.2         5.7           def.           12.4
     Latest 12 Months EBIT      (3)        def.        5.8       14.4         131.7         6.0           def.           13.4
Market Value as Multiple of:
    Latest 12 Months EBDAIT                def.        8.0        7.1         103.4         7.9           def.            7.0
    Latest 12 Months EBIT                  def.        8.5        9.0         146.1         8.3           def.            7.6
    Latest 12 Months Inv. Capital          2.0         2.3        1.0           9.0         1.3            3.0            0.9

Common Stock Price as Multiple of:
    Latest 12 Months E.P.S.                def.       11.5       26.1         306.8        13.3           def.           33.2
    Current Fiscal year E.P.S.              NA         9.7       25.5          62.5          NA           82.6             NA
    Next Fiscal Year E.P.S.                 NA         7.4       14.2          46.2          NA           39.1             NA
    Average 5 Yrs. E.P.S.                  def.         NA       35.0         482.1        13.8           36.0             NA
    Book Value per Share                   2.2         2.4        2.7           9.0         1.5            3.0            1.8
   Net Tangible Bk. Val. per Shr.          2.2         2.4        9.9           9.0         1.5            3.0            2.1

Latest 12 Months Sales ($MM)             $31.4       $75.0     $213.6        $235.2       $47.3           44.0           57.7
   3-Yr. C.A.G.R.                        -8.6%       25.5%      43.6%        144.6%       27.7%          109.8%          8.3%

Latest 12 Months Gross Profit ($MM)       $9.0       $10.2      $49.9        $136.5        $6.9          $20.3          $15.8
   Gross Profit Margin                   28.7%       13.6%      23.4%         58.0%       14.6%          46.1%          27.4%
   3-Yr. C.A.G.R.                       -20.5%       34.3%      38.5%        137.5%       29.7%         110.0%           4.1%
Latest FY Gross Profit Margin            29.9%       13.6%      23.4%         58.0%       14.6%          47.8%          28.1%


                                                              Page 1

                          COMPARATIVE MARKET AND FINANCIAL DATA FOR COMPARABLE
                           PUBLICLY-HELD COMPANIES AND DATAPOINT CORPORATION


Company                                ALPHA                                          MICROS-TO-     NETWORK
- -------                                MICRO-     ALPHANET     BTG,        FORE      MAINFRAMES,   PERIPHERALS,      NORTH STAR
                                      SYSTEMS    SOLUTIONS     INC.    SYSTEMS,INC.      INC.         INC.          UNIVERSAL,INC.
                                      -------    ---------     ---     ------------  -----------   ------------    ---------------

Latest 12 Months EBDAIT ($MM)           ($1.5)        $4.5      $10.5         $29.1        $1.8         ($5.1)          $10.3
   EBDAIT Margin                          def.        5.9%       4.9%         12.4%        3.8%           def.          17.9%
   3-Yr. C.A.G.R.                           NM      121.1%      40.8%        122.1%          NM         280.8%          38.9%
Latest FY EBDAIT Margin                   def.        5.9%       4.9%         12.4%        3.8%          24.6%           4.9%

Latest 12 Months EBIT ($MM)             ($3.9)        $4.2       $8.3         $20.6        $1.7         ($6.4)           $9.5
   EBIT Margin                            def.        5.6%       3.9%          8.8%        3.6%           def.          16.5%
  3-Yr. C.A.G.R.                            NM       129.1%     40.6%        103.0%          NM         407.4%             NM
Latest FY EBIT Margin                     def.        5.7%       3.9%          8.8%        3.6%          21.9%           3.5%

Latest 12 Months EBIT ROIC                def.       27.6%      11.4%          6.1%       15.5%           def.          11.7%
Latest FY EBIT ROIC                       def.       56.8%      11.4%          6.1%       15.5%          15.7%           2.4%
Latest 12 Months EBDAIT/Total Assets      def.       15.5%       9.6%          6.9%       11.1%           def.           8.9%
Latest FY EBDAIT/Total Assets             def.       23.8%       9.6%          6.9%       11.1%          16.5%           2.5%

Return on Equity                          def.       16.6%      10.8%          2.9%       10.4%           def.           6.0%
Return on Net Tangible Book               def.       16.6%      40.0%          2.9%       10.4%           def.           6.9%
LFQ Total Debt as % Total Assets          6.2%        0.7%      41.1%          0.0%        0.0%           0.0%          35.3%
LFQ Total Debt as % Equity               11.0%        1.3%     162.5%          0.0%        0.0%           0.0%         103.0%
Dividend                                   Nil         Nil        Nil           Nil                        Nil            Nil
Yield                                      Nil         Nil        Nil           Nil        0.0%            Nil            Nil
Earnings Per Share
Latest 12 Months E.P.S.                ($0.60)       $0.61      $0.47         $0.11        0.31        ($0.78)          $0.23
    Current Fiscal year E.P.S.  (4)                  $0.72      $0.48         $0.54          NA          $0.18             NA
    Next Fiscal Year E.P.S.     (4)         NA       $0.95      $0.86         $0.73          NA          $0.38             NA
    3-Yr. C.A.G.R.                          NM          NA      11.2%         35.4%          NM         237.6%             NM
LFQ Total Assets                         $13.0       $28.7     $109.5        $424.4       $16.2          $68.2         $116.3
Book Value per Share                     $1.11       $2.96      $4.56         $3.77       $2.78          $4.90          $4.22
Net Tangible Bk. Val. per Share          $1.08       $2.96      $1.23         $3.77       $2.78          $4.90          $3.70

Summary Capitalization ($MM):         5/26/96   %  3/31/96   % 3/31/96   %  3/31/96  %  3/31/96    %   3/31/96   %    3/31/96     %
                                      --------- -- -------  -- -------- -- --------- --  ------   --  --------  --   ---------   --
    Cash & Investments                    $1.7       $11.4       $0.3        $296.1        $5.3           $7.5          $11.2
    Goodwill                              $0.2        $0.0      $20.2          $0.0        $0.0           $0.0           $4.9

    Total Debt                            $0.8   9    $0.2    1 $45.0    62    $0.0    0   $0.0    0      $0.0     0    $41.1    39
    Deferred Taxes & Min. Interests        0.5   6     0.0    0   0.3     0     0.0    0    0.0    0       0.0     0     25.5    24
    Preferred Equity                       0.0   0     0.0    0   0.0     0     0.0    0    1.4   13       0.0     0      0.0     0
    Common Shareholders' Equity            7.3  85    15.1   99  27.7    38   336.0  100    9.6   87      57.8   100     39.9    37
                                        ------  --   -----   --  -----   --  ------   --  -----   --    ------    --   ------    --
        Total Capitalization              $8.6 100   $15.3  100 $73.0   100  $336.0  100  $11.0  100     $57.8   100   $106.5   100

                                                             Page 2




        COMPARATIVE MARKET AND FINANCIAL DATA FOR COMPARABLE PUBLICLY-HELD COMPANIES AND DATAPOINT CORPORATION

Company                               OPTICAL                                           WESTERN
- -------                                DATA                    TECHFORCE                 MICRO
                                   SYSTEMS, INC.              CORPORATION          TECHNOLOGY, INC.    Minimum     Mean
                                   -------------              -----------          ----------------    -------     ----
SYMBOL                                 ODSI                     TFRC                    WSTM
Latest Fiscal Year                    12/31/95                  12/31/95             12/31/95
Latest 12 Months                       3/31/96                   3/31/96              3/31/96

Current Stock Price - 7/12/96          $18.00                     $5.75                $8.13

52-Wk. High                            $43.25                    $13.25               $11.38
52-Wk. Low                             $16.75                     $5.50                $2.88

Shares Outstanding (millions)           16.2                       7.9                  4.0

Market Value ($MM)                    $291.6                     $45.5                $32.5             $14.2    $376.6
Market Capitalization ($MM)(1)        $271.6                     $43.7                $40.3             $10.3    $353.4


Market Cap. as Multiple of:
  Latest 12 Months Sales                 2.3                       0.8                  0.4               0.2       2.3
  Latest 12 Months EBDAIT   (2)         10.8                       6.9                  def.              5.5      20.9
  Latest 12 Months EBIT     (3)         11.9                      10.9                  def.              5.8      27.7


Market Value as Multiple of:
  Latest 12 Months EBDAIT               11.6                       7.2                  def.              7.0      21.7
  Latest 12 Months EBIT                 12.7                      11.4                  def.              7.6      29.1
  Latest 12 Months Inv. Capital          4.7                       1.4                  1.6               0.9       2.7

Common Stock Price as Multiple of:
  Latest 12 Months E.P.S.               21.4                      20.5                  def.             11.5      61.8
  Current Fiscal year E.P.S.            16.1                      11.3                   NA               9.7      34.6
  Next Fiscal Year E.P.S.               11.7                       7.5                   NA                NA        NA
  Average 5 Yrs. E.P.S.                 42.9                        NA                  def.             13.8     122.0
  Book Value per Share                   4.7                       1.7                  2.6               1.5       3.2
  Net Tangible Bk. Val. per Shr.         4.7                       1.7                  3.7               1.5       4.0

Latest 12 Months Sales ($MM)          $116.5                     $57.1               $100.6             $31.4     $97.8
  3-Yr. C.A.G.R.                        41.2%                    135.1%                 4.9%             -8.6%     53.2%

Latest 12 Months Gross Profit ($MM)    $57.9                     $18.2                $12.7
Gross Profit Margin                     49.7%                     31.9%                12.6%             12.6%     30.6%
3-Yr. C.A.G.R.                          46.5%                    118.1%               -12.2%            -20.5%     48.6%
Latest FY Gross Profit Margin           50.2%                     31.9%                12.3%             12.3%     31.0%




Company                                                        DATAPOINT               DATAPOINT
- -------                                                       CORPORATION             CORPORATION
                                                              -----------             -----------
                                      Median   Maximum    (with Telephony)(5)   (without Telephony)(5)
                                      ------   -------
SYMBOL                                                            DPT                     DPT
Latest Fiscal Year                                                 7/29/95                 7/29/95
Latest 12 Months                                                   7/29/96                 7/29/96

Current Stock Price - 7/12/96                                        $1.25                   $1.25

52-Wk. High                                                          $2.38                   $2.38
52-Wk. Low                                                           $1.00                   $1.00

Shares Outstanding (millions)                                        13.7                    13.7

Market Value ($MM)                    $58.8    $3,008.8             $17.1                   $17.1
Market Capitalization ($MM)(1)        $81.6    $2,712.7             $83.3                   $35.6


Market Cap. as Multiple of:
  Latest 12 Months Sales                0.7        11.5               0.5                     0.3
  Latest 12 Months EBDAIT   (2)        10.8        93.2               4.5                     2.1
  Latest 12 Months EBIT     (3)        11.9       131.7               7.1                     3.4


Market Value as Multiple of:
  Latest 12 Months EBDAIT               7.9      103.4                0.9                     1.0
  Latest 12 Months EBIT                 9.0      146.1                1.5                     1.6
  Latest 12 Months Inv. Capital         1.8        9.0                0.6                     0.6

Common Stock Price as Multiple of:
  Latest 12 Months E.P.S.              21.4      306.8               def.                    25.0
  Current Fiscal year E.P.S.           20.8       82.6                NA                      NA
  Next Fiscal Year E.P.S.                NA         NA                NA                      NA
  Average 5 Yrs. E.P.S.                36.0      482.1               def.                    def.
  Book Value per Share                  2.5        9.0               Neg.                    Neg.
  Net Tangible Bk. Val. per Shr.        2.7        9.9               Neg.                    Neg.

Latest 12 Months Sales ($MM)           66.4     $235.2            $158.2                  $113.7
  3-Yr. C.A.G.R.                       34.5%     144.6%            -8.4%                   -8.4%


Latest 12 Months Gross Profit ($MM)                                $47.1                   $33.3
Gross Profit Margin                    28.0%      58.0%            29.8%                   29.3%
3-Yr. C.A.G.R.                         36.4%     137.5%           -18.5%                  -18.5%
Latest FY Gross Profit Margin          29.0%      58.0%            32.9%                   32.9%




        COMPARATIVE MARKET AND FINANCIAL DATA FOR COMPARABLE PUBLICLY-HELD COMPANIES AND DATAPOINT CORPORATION


Company                                      OPTICAL                                  WESTERN
- -------                                       DATA              TECHFORCE              MICRO
                                           SYSTEMS, INC.        CORPORATION       TECHNOLOGY, INC.   Minimum    Mean
                                          -------------        -----------       ----------------   -------     ----
Latest 12 Months EBDAIT ($MM)                   $25.1                 $6.3              ($2.6)
  EBDAIT Margin                                  21.5%                11.0%               def.          3.8%    11.1%
  3-Yr. C.A.G.R.                                 61.3%                64.3%                NM          38.9%   104.2%
Latest FY EBDAIT Margin                          21.7%                 9.6%               def.          3.8%    11.0%

Latest 12 Months EBIT ($MM)                     $22.9                 $4.0              ($3.1)
  EBIT Margin                                    19.7%                 7.0%               def.          3.6%     9.3%
  3-Yr. C.A.G.R.                                 67.3%                28.3%                NM          28.3%   129.3%
Latest FY EBIT Margin                            19.8%                 5.7%               def.          3.5%     9.1%

Latest 12 Months EBIT ROIC                       36.7%                11.9%               def.          6.1%    17.3%
Latest FY EBIT ROIC                              37.6%                 9.2%               def.          2.4%    19.4%
Latest 12 Months EBDAIT/Total Assets             32.1%                14.2%               def.          6.9%    14.0%
Latest FY EBDAIT/Total Assets                    33.8%                12.3%               def.          2.5%    14.5%

Return on Equity                                 22.8%                 7.3%               def.          2.9%    11.0%
Return on Net Tangible Book                      22.8%                 7.3%               def.          2.9%    15.2%
LFQ Total Debt as % Total Assets                  0.0%                14.9%              20.1%          0.0%    11.8%
LFQ Total Debt as % Equity                        0.0%                24.4%              65.9%          0.0%    36.8%
Dividend                                          Nil                  Nil                Nil
Yield                                             Nil                  Nil                Nil           0.0%     0.0%
Earnings Per Share
  Latest 12 Months E.P.S.                        $0.84                $0.28             ($1.07)
  Current Fiscal year E.P.S.  (4)                $1.12                $0.51                NA
  Next Fiscal Year E.P.S.     (4)                $1.54                $0.77                NA
  3-Yr. C.A.G.R.                                 64.3%                  NA                 NM          11.2%     87.1%
LFQ Total Assets                                 $78.1                $44.3              $40.2         $13.0     $93.9
Book Value per Share                             $3.85                $3.41              $3.08
Net Tangible Bk. Val. per Share                  $3.85                $3.41              $2.20


Summary Capitalization ($MM)                   3/31/96   %          3/31/96   %       3/31/96   %
                                               -------   -          -------   -       -------   -
  Cash & Investments                            $20.5                 $8.4               $0.3
  Goodwill                                       $0.0                 $0.0               $3.5

  Total Debt                                     $0.0    0            $6.6    20         $8.1   40        0         17
  Deferred Taxes & Min. Interests                 0.5    1             0.0     0          0.0    0        0          3
  Preferred Equity                                0.0    0             0.0     0          0.0    0        0          1
  Common Shareholders' Equity                    62.4   99            27.0    80         12.3   60       37         78
                                            ---------   --       ---------   ---         ----   --
    Total Capitalization                        $62.9  100           $33.6   100        $20.4  100






Company                                                                      DATAPOINT                 DATAPOINT
- -------                                                                     CORPORATION               CORPORATION
                                                                            -----------               -----------
                                               Median  Maximum          (with Telephony)(5)      (without Telephony)(5)
                                               ------  -------
Latest 12 Months EBDAIT ($MM)                                                    $18.4                     $16.8
  EBDAIT Margin                                  11.0%     21.5%                  11.6%                     14.8%
  3-Yr. C.A.G.R.                                 64.3%    280.8%                     NM                        NM
Latest FY EBDAIT Margin                           7.7%     24.6%                    def.                      def.

Latest 12 Months EBIT ($MM)                                                      $11.7                     $10.4
  EBIT Margin                                    7.0%     19.7%                    7.4%                      9.1%
  3-Yr. C.A.G.R.                                85.1%    407.4%                  242.8%                    242.8%
Latest FY EBIT Margin                            5.7%     21.9%                    def.                      def.

Latest 12 Months EBIT ROIC                      11.9%     36.7%                   44.0%                     39.1%
Latest FY EBIT ROIC                             13.5%     56.8%                    def.                      def.
Latest 12 Months EBDAIT/Total Assets            11.1%     32.1%                   21.8%                     21.6%
Latest FY EBDAIT/Total Assets                   11.7%     33.8%                    def.                      def.

Return on Equity                                10.4%     22.8%                    def.                      def.
Return on Net Tangible Book                     10.4%     40.0%                    def.                      def.
LFQ Total Debt as % Total Assets                 3.4%     41.1%                   96.0%                     49.1%
LFQ Total Debt as % Equity                       6.1%    162.5%                 -148.9%                   -331.3%
Dividend                                                                            Nil                       Nil
Yield                                            0.0%      0.0%                     Nil                       Nil
Earnings Per Share
  Latest 12 Months E.P.S.                                                        ($0.16)                    $0.05
  Current Fiscal year E.P.S.  (4)                                                ($0.16)                    $0.05
  Next Fiscal Year E.P.S.     (4)                                                    NA                        NA
  3-Yr. C.A.G.R.                                49.9%    237.6%                      NM                        NM
LFQ Total Assets                                $56.3    $424.4                   $84.4                     $77.6
Book Value per Share                                                             ($4.12)                   ($0.98)
Net Tangible Bk. Val. per Share                                                  ($4.12)                   ($0.98)


Summary Capitalization ($MM)                                                  7/29/96      %            7/29/96      %
                                                                           ------------    -         ------------    -
  Cash & Investments                                                              $16.7                     $21.5
  Goodwill                                                                         $0.0                      $0.0

  Total Debt                                        1       62                    $81.0   305               $38.1   143
  Deferred Taxes & Min. Interests                   0       24                      0.0     0                 0.0     0
  Preferred Equity                                  0       13                      1.9     7                 1.9     7
  Common Shareholders' Equity                      87      100                    (56.3) -212               (13.4)  -50
                                                                            ------------ ----         ------------  ---
    Total Capitalization                                                          $26.6   100               $26.6   100



            COMPARATIVE MARKET AND FINANCIAL DATA FOR COMPARABLE
             PUBLICLY-HELD COMPANIES AND DATAPOINT CORPORATION

Note: (1) Market Capitalization = Market Value, plus Total Debt, Preferred Equity, Deferred Taxes and Minority Interest, less Cash.

Note: (2) EBDAIT = Earnings Before Depreciation, Amortization, Interest and Taxes.

Note:  (3)  EBIT = Earnings Before Interest and Taxes.

Note: (4) All Earnings Per Share estimates for current and next fiscal years for comparable public companies have been obtained from either Bloomberg Information Services or the Institutional Brokers Estimate System as of July 12, 1996.

Note: (5) Earnings and balance sheet data for its FYE 7/30/96 are pro-forma, with the first column assuming that company is unable to sell its Telephony business by the end of the fiscal year and apply the sale proceeds accordingly. The second column assumes that the Telephony business is sold by FYE. For this latter column, this analysis further applies the No Growth scenario assumptions, one of three assumptions generated by CCC. In this scenario, it is assumed that the Telephony business is sold for * net of liabilities, with the proceeds applied to retire a substantial part of Datapoint's 8 7/8% Debentures through open market purchases at a *.

*  Confidential portions omitted and filed separately with the Commission.

DATAPOINT CORPORATION



                      FORECASTS AND DISCOUNTED CASH FLOW
                      ----------------------------------


     CCC used two scenarios, once again, to project cash flows and discount them to their present value appropriately. First, CCC used the post-automotive sale, and second, a post-sale of the telephony business. Each had a no-growth, negative growth and optimistic projection. The cash flow assumptions are outlined in the notes to those exhibits.

     CCC used what is termed a recurring EBDAIT for determining the terminal value and a multiple of 7 times, the minimum generated in the comparable company study.

     The cash flow was "net free cash flow," that is, cash flow after capital expenditures and required working capital. Furthermore, the net free cash flow was unleveraged, eliminating the effect of debt, since the value of the debt as of the end of fiscal year 1996 was deducted from the present value of the cash flows. All figures were discounted at rates from 15.3% to 30% per the attached memorandum. After deduction of debt, the balance available for common after the par value of the Preferred plus accrued dividends was computed. CCC also computed the value available for common after dilution at the ratio of 2.75:1.

     The result was a value of $4.10 per share for the common before dilution, and $3.28 after dilution using the 30% discount rate and utilizing the most optimistic of the scenarios after the sale of telephony. The numbers are lower if the telephone business is not sold due to the higher debt. Under this scenario, the optimistic case indicates a value of $1.37 per common share and $1.29 per share after dilution. However, in CCC's opinion, the scenarios should be weighted to reflect no-growth and negative growth projections. Using a lower 22% for the discount rate in the optimistic scenario, and the lowest rate, 15.3%, for no growth and negative growth, with weightings of 50% for no growth as the most likely event and 25% for each of the others, we arrive at a range of $1.81 to $1.62 before and after dilution if the telephony business is sold. If NOT SOLD, the weighted values are negative. In our opinion, the chance of sale is at least 75%, which suggests the value of the common is $1.22 to $1.36.

      CCC concluded that a range of $1.22 to $1.36 should be used for the discounted cash flow approach.

CORPORATE CAPITAL CONSULTANTS, INC.



                                   MEMORANDUM
                                   ----------

TO:            Peter L. Ratner

FROM:          Carl A. Goldman

DATE:          July 12, 1996

RE:            DATAPOINT CORP. - DISCOUNT RATES TO BE USED FOR DCF
               ---------------------------------------------------




        1) Take yield on debentures (can't do cost of capital because no earnings and stock at $1+).
              (Update debenture run thru 7/11/96).
              But at 6/21/96 - 8-7/8 - 58 = 15.3%.
                                            -----

        2)  Build up method; Assumptions 5 Year DCF:

               a)  5-Year Treasury (risk-free rate) - 6-5/8, 6/1/2001   6.66%

               b)  Ibbotson  (P. 157) Risk Premia

                      1.  Intermediate - horizon                        7.40%
                      2.  Size Premia - micro cap.                      4.00%

               c)  beta per Bloomberg                                   1.35%

        3)  Equity discount rate formula

               Cost of equity = Risk Free Rate plus beta times risk premia plus unsystematic risk.
               6.66% + 1.35 (7.4% + 4.0%) + 0 = 22.05%
                                                ------

               Unsystematic risk is zero, which assumes there is no additional risk since size is already taken into account through the micro-cap premium and volatility is in the beta. However, the history of losses creates a problem in unsystematic risk, so this formula may understate the cost of equity.

        4) CCC cannot use a weighted cost of capital because there is a deficit equity. Clearly the equity rate should be higher than the debenture rate due to the higher risk.

        5) For DCF, use low rate of 15.3%, base case at 22%, high case at 30% (which would be a venture capital type rate.)


CAG:evk

       DATAPOINT CORP.: BASE CASE INDICATING EFFECT OF ASSET DISPOSITIONS
                         Fiscal Year Ended July 29, 1996

                                                     Impact of           Reductions for
                                Base Case         Employee Reductions   Sale of Automotive     P&L, Net of Sale of
                              Entire Company         & N/R Items             Segment           Automotive Segment
                            -------------------   -------------------   -------------------    -------------------
Revenues                     $184,614    100.0%    $184,614    100.0%     $26,378   100.0%     $158,236   100.0%

Cost of Sales                 126,922     68.7%     124,660     67.5%      13,531    51.3%      111,129    70.2%

                           -----------            ----------             ---------             ---------
    Gross Profit               57,692     31.3%      59,954     32.5%      12,847    48.7%       47,107    29.8%

Operating Expenses             33,822     18.3%      33,168     18.0%       7,040    26.7%       26,128    16.5%

Corporate G&A (1)              11,726      6.4%       9,343      5.1%         570     2.2%        8,773     5.5%

R&D                             2,871      1.6%       2,548      1.4%           0     0.0%        2,548     1.6%

                           -----------            ----------             ---------             ---------
Operating Income                9,273      5.0%      14,895      8.1%       5,237    19.9%        9,658     6.1%

Interest (2)                    8,791                 8,791                 1,139                 7,652
                           -----------            ----------             ---------

Run Rate Income/(Loss)            482                 6,104                 4,098                 2,006

Other Income/(Expense):
   Restructuring Expense          (77)                   77                     0                     0
   Other Int'l Operating
   Exp.                          (175)                  380                     0                   205
   Transaction Gain/(Loss)      1,756                     0                     0                 1,756
                           -----------            ----------             ---------             ---------
        Sub-total               1,504                   457                     0                 1,961

Pretax Income/(Loss)            1,986                 6,561                 4,098                 3,967

Taxes (4)                      (6,039)               (2,767)                 (391)               (2,376)
                           -----------            ----------             ---------             ---------

Net Income/(Loss)              (4,053)                3,794                 3,707                 1,591

Depreciation & Amortizn.        6,900                 6,900                   200                 6,700

Capital Expenditures            2,777                 2,777                   200                 2,577

                             Reductions for     P&L, Net of Sale of
                           Sale of Telephony      Telephony and
                                Business        Automotive Segments
                           ------------------   -------------------
Revenues                     $44,506   100.0%    $113,730    100.0%

Cost of Sales                 30,666    68.9%      80,463     70.7%

                           ----------           ----------

    Gross Profit              13,840    31.1%      33,267     29.3%

Operating Expenses            11,079    24.9%      15,049     13.2%

Corporate G&A (1)              1,526     3.4%       7,247      6.4%

R&D                                0     0.0%       2,548      2.2%
                           ----------           ----------

Operating Income               1,235     2.8%       8,423      7.4%

Interest (2)                   3,804                3,848
                           ----------           ----------

Run Rate Income/(Loss)        (2,569)               4,575

Other Income/(Expense):
   Restructuring Expense           0                    0
   Other Int'l Operating
   Exp                             0                  205
   Transaction Gain/(Loss)         0 (3)            1,756 (3)
                           ----------           ----------
        Sub-total                  0                1,961

Pretax Income/(Loss)          (2,569)               6,536

Taxes (4)                       (264)              (2,112)
                           ----------           ----------

Net Income/(Loss)             (2,833)               4,424

Depreciation & Amortizn.         300                6,400      5.6%

Capital Expenditures             300                2,277


     DATAPOINT CORP.:  BASE CASE INDICATING EFFECT OF ASSET DISPOSITIONS
                      Fiscal Year Ended July 29, 1996


Note: (1) Corporate G&A is net of $994 K in non-recurring US HQ Expense, per Datapoint's CFO.

Note: (2) Interest Reductions assume application of part or all of net proceeds of each division's sale to retirement of certain debt, with consequent interest reductions. See Pro-Forma Interest Computation and Assumptions Worksheets for itemization of these reductions.

Note: (3) Even though Base Case and subsequent cases contemplate sale of Telephony Division w/application of substantial part of proceeds to retirement of Datapoint's Debentures at a gain, the gain has been excluded here, as the purpose of this projection is to provide the basis of non-recurring income and EBDAIT over the course of a five-year period, and it is not expected that such a buy-back will occur again during this time.

Note: (4) Although Datapoint has a tax loss carry-forward totaling appx. $150 MM to date, per company officers, the taxes shown here pertain to foreign operations, and are not affected by the carry-forward.

                                                      Base Case                        Optimistic Scenario
                                                      ---------                        -------------------
Sales                                                    N/A                              +5% per annum
Cost of Sales                                        71% of Sls                             70% of Sls
Operating Expenses                                   13% of Sls                  increase at half the rate of Sls
Corporate G&A                                            N/A                                +1% per annum
R& D                                                     N/A                             +1.5% per annum
Deprec'n & Amortizn.                      $6.4 MM, net auto & tele business               -10% per annum
                               $6.7 MM w/ tele business retention                         -10% per annum
Interest Expense:
- -----------------
With Retention of Telephony:                   Reflects retirement of                 Reflects retirement of
                                                  NTI, CIT debt and                     NTI, CIT debt and
                                                partial retirement of                 partial retirement of
                                             IFN debt pertaining to A/R             IFN debt pertaining to A/R
                                              from automotive segment.               from automotive segment.
                                                 Assumes mortgage on                   Assumes mortgage on
                                             Dutch building is replaced             Dutch building is replaced
                                             with debt on similar terms.           with debt on similar terms.

With Sale of Telephony:                       Also reflects open market             Also reflects open market
                                               purchase of Debentures                 purchase of Debentures
                                                      at *                                     at *
                                                   based on * net                         based on * net
                                                proceeds from sale of                 proceeds from sale of
                                                 Telephony Business                     Telephony Business
                                               (see separate pro-forma               (see separate pro-forma
                                                 interest computation                  interest computation
                                                    spread-sheet)                         spread-sheet)

Income Taxes                                No U.S. income taxes owing to         No U.S. income taxes owing to
                                              $150 MM TLCF; assume flat             $150 MM TLCF; assume flat
                                            offshore taxes @ $2.4 MM per           offshore taxes @ $2.1 MM per
                                            annum w/ Telephony retention,         annum w/ Telephony retention,
                                             $2.1 MM w/ Telephony sale.             $2.1 MM w/ Telephony sale.

Capital Expenditures                        Assume $2.6 MM w/retention of         Assume $2.6 MM w/retention of
                                          tele business, $2.3 MM with sale;     tele business, $2.3 MM with sale;
                                               remain flat each year.                 remain flat each year.


         No Growth Scenario                    Negative Scenario
         ------------------                    -----------------

              No change                           -5% per annum
             71% of Sls                            70% of Sls
             13% of Sls                 decrease at half the rate of Sls
           +0.5% per annum                         +1% per annum
           +0.5% per annum                          No growth
            -10% per annum                        -10% per annum
            -10% per annum                        -10% per annum


       Reflects retirement of                Reflects retirement of
          NTI, CIT debt and                     NTI, CIT debt and
        partial retirement of                 partial retirement of
     IFN debt pertaining to A/R            IFN debt pertaining to A/R
      from automotive segment.              from automotive segment.
         Assumes mortgage on                   Assumes mortgage on
     Dutch building is replaced            Dutch building is replaced
     with debt on similar terms.           with debt on similar terms.

      Also reflects open market             Also reflects open market
       purchase of Debentures                purchase of Debentures
               at *                                    at *
           based on * net                        based on * net
        proceeds from sale of                 proceeds from sale of
         Telephony Business                    Telephony Business
       (see separate pro-forma               (see separate pro-forma
         interest computation                  interest computation
            spread-sheet)                         spread-sheet)

    No U.S. income taxes owing to         No U.S. income taxes owing to
      $150 MM TLCF; assume flat             $150 MM TLCF; assume flat
    offshore taxes @ $2.1 MM per          offshore taxes @ $2.1 MM per
    annum w/ Telephony retention,         annum w/ Telephony retention,
     $2.1 MM w/ Telephony sale.            $2.1 MM w/ Telephony sale.

    Assume $2.6 MM w/retention of         Assume $2.6 MM w/retention of
  tele business, $2.3 MM with sale;     tele business, $2.3 MM with sale;
       remain flat each year.                remain flat each year.


*  Confidential portions omitted and filed separately with the Commission.

      REFLECTING SAVINGS FROM SALES OF EITHER AUTOMOTIVE OR BOTH
              AUTOMOTIVE AND TELEPHONY BUSINESSES




                                                              Base Case   Optimistic  No Growth  Negative Growth

Total Interest Expense                                          $8,791      $8,791       $8,791       $8,791

Retirement of NTI Note                                            (726)       (726)        (726)        (726)

Retirement of CIT Facility                                        (278)       (278)        (278)        (278)

Partial paydown of IFN Mortgage
(Germany & UK)                                                    (135)       (135)        (135)        (135)
                                                              ---------   ---------     --------    --------

Interest with Retention of Telephony Business:                   7,652       7,652        7,652        7,652

Impact of Sale of Telephony Business:
- -------------------------------------

Reduction of Debenture interest
  through open market purchases:

  Scenario 1: Telephony sold for
  *, net (Base, No Growth and Negative Scenarios)               (3,804)                  (3,804)      (3,804)

  Scenario 2: Telephony sold for
  *, net (Optimistic Scenario)                                              (5,071)
                                                              ---------   ---------     --------     -------
                                                                $3,848      $2,581       $3,848       $3,848

Scenario 1 Telephony Sale - Net Proceeds:                         *
- -----------------------------------------

Face amount of Debentures purchased (at *)                      42,857

Interest on Debentures purchased                                $3,804

Scenario 2 Telephony Sale - Net Proceeds:                         *
- -----------------------------------------

Face amount of Debentures purchased (at *)                      57,143

Interest on Debentures purchased                                $5,071

Gains on Debenture purchases at discount:
- -----------------------------------------


Scenario 1:                                                       *

Scenario 2:                                                       *


*  Confidential portions omitted and filed separately with the Commission.

                           DATAPOINT CORPORATION:


                  FIVE-YEAR FORECAST OF INCOME & CASH FLOW
     ASSUMING SALE OF TELEPHONY BUSINESS PRIOR TO 1996 FISCAL YEAR END

      DATAPOINT CORPORATION; FIVE-YEAR FORECAST OF INCOME & CASH FLOW ASSUMING SALE OF TELEPHONY BUSINESS PRIOR TO 1996 FISCAL YEAR END
                        AND DEBENTURE BUY-BACK @ *

                           DOLLARS IN THOUSANDS
                           OPTIMISTIC SCENARIO
                           -------------------

Fiscal Year Ended                          1996                   1997                             1998
                                 ---------------------   -----------------------------  -------------------------------
                                 $               %             $         %    % Change      $         %     % Change

Revenues                         $  113,730     100.0%    $119,417     100.0%     5.0%   $125,387   100.0%     5.0%

Cost of Sales                        80,463      70.7%      82,475      69.1%     2.5%     84,536    67.4%
                                 -----------             ------------                    ---------

    Gross Profit                     33,267      29.3%      36,942      30.9%              40,851    32.6%

Operating Expenses                   15,049      13.2%      15,425      12.9%     2.5%     15,811    12.6%     2.5%
Corporate G&A                         7,247       6.4%       7,319       6.1%     1.0%      7,393     5.9%     1.0%

R&D                                   2,548       2.2%       2,586       2.2%     1.5%      2,625     2.1%     1.5%
                                 -----------             ------------                    ---------

Operating Income                      8,423       7.4%      11,611       9.7%              15,022    12.0%

Interest                              2,581 (1)              2,581                          2,581
                                 -----------             ------------                    ---------

Other Income/(Expense):
   Restructuring Expense                  0
   Other Int'l Operating Exp.           205
   Transaction Gain/(Loss)            1,756
                                 -----------
        Sub-total                     1,961

Pretax Income/(Loss)                  7,803                  9,030                         12,442

Taxes                                (2,112)                (2,112)                        (2,112)
                                 -----------             ------------                    ---------

Net Income/(Loss)                     5,691                  6,918                         10,330

Interest                              2,581                  2,581                          2,581
Depreciation & Amortizn.              6,400       5.6%       5,760       4.8%   -10.0%      5,184     4.1%   -10.0%
Capital Expenditures                 (2,277)                (2,277)                        (2,277)
                                 -----------             ------------                    ---------
Net Free Cash Flow before W.C.
        (unleveraged)                12,395                 12,982                         15,817
Working Capital requirements        (12,395)               (12,982)                        (5,800)(2)
                                 -----------             ------------                    ---------
Net Free Cash Flow (unlevrgd.)            0                      0                         10,017
Terminal Value                            0                      0                              0
                                 -----------             ------------                    ---------
   Total Flows to be Discounted           0                      0                         10,017

Operating income                      8,423                 11,611                         15,022

Depreciation & Amortizn.              6,400       5.6%       5,760       4.8%   -10.0%      5,184     4.1%   -10.0%
                                 -----------             ------------                    ---------

Recurring EBDAIT (3)                $14,823                $17,371                        $20,206


                                                    less debt (4)   Net Value   less Pfd.(5)        per C/S shr.
                                                    -------------   ---------   ------------        -----------
PV at:                             15.3% $147,926     (23,900)       $124,026     ($5,604)  $118,422    $8.66
                                   22.0% $114,142     (23,900)       $ 90,242     ($5,604)  $ 84,638    $6.19
                                   30.0%  $85,529     (23,900)       $ 61,629     ($5,604)  $ 56,025    $4.10





Fiscal Year Ended                         1999                           2000                         2001
                                ----------------------------   ----------------------------  ------------------------
                                      $       %     % Change        $        %    % Change     $          %    % Change

Revenues                           $131,657  100.0%    5.0%      $138,240   100.0%   5.0%    $145,152    100.0%   5.0%

Cost of Sales                        86,650   65.8%                88,816    64.2%             91,036     62.7%
                                ------------                   -----------                   --------

    Gross Profit                     45,007   34.2%                49,423    35.8%             54,115     37.3%

Operating Expenses                   16,206   12.3%    2.5%        16,611    12.0%   2.5%      17,027     11.7%   2.5%
Corporate G&A                         7,467    5.7%    1.0%         7,541     5.5%   1.0%       7,617      5.2%   1.0%


R&D                                   2,664    2.0%    1.5%         2,704     2.0%   1.5%       2,745      1.9%   1.5%
                                ------------                   -----------                  ---------

Operating Income                     18,670   14.2%                22,567    16.3%             26,727     18.4%

Interest                              2,150                         1,901                       1,901
                                ------------                   -----------                  ---------

Other Income/(Expense):
   Restructuring Expense
   Other Int'l Operating Exp.
   Transaction Gain/(Loss)

        Sub-total

Pretax Income/(Loss)                 16,520                        20,666                      24,826

Taxes                                (2,112)                       (2,112)                     (2,112)
                                ------------                   -----------                  ---------

Net Income/(Loss)                    14,408                        18,554                      22,714

Interest                              2,150                         1,901                       1,901
Depreciation & Amortizn.              4,666    3.5%  -10.0%         4,199     3.0% -10.0%       3,779      2.6% -10.0%
Capital Expenditures                 (2,277)                       (2,277)                     (2,277)
                                ------------                   -----------                  ---------
Net Free Cash Flow before W.C.
        (unleveraged)                18,946                        22,377                      26,117
Working Capital requirements         (1,254)                       (1,317)                     (1,382)
                                ------------                   -----------                  ---------
Net Free Cash Flow (unlevrgd.)       17,692                        21,060                      24,735
Terminal Value                            0                             0                     213,542 (7)
                                ------------                   -----------                  ---------
   Total Flows to be Discounted      17,692                        21,060                     238,277

Operating income                     18,670                        22,567                      26,727

Depreciation & Amortizn.              4,666    3.5%  -10.0%         4,199     3.0% -10.0%       3,779      2.6% -10.0%
                                ------------                   -----------                  ---------

Recurring EBDAIT (3)                $23,335                       $26,766                    $ 30,506


                               per diluted C/S shr. for exchange (6)
PV at:                         -------------------------------------
                                              $6.59

                                              $4.80
                                              $3.28

                                    Page 1


*  Confidential portions omitted and filed separately with the Commission.


        Dollars in Thousands         DATAPOINT CORPORATION: FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
                              ASSUMING SALE OF TELEPHONY BUSINESS PRIOR TO 1996 FISCAL YEAR END AND DEBENTURE BUY-BACK @ *
        Optimistic Scenario
        -------------------

Fiscal Year Ended                                                       1996                    1997
                                                                ---------------        ------------------------
                                                                 $        %             $       %      % Change
                                                                 -        -             -       -      --------
Net Free Cash Flow (unlevrgd.)                                     0                       0
less, Interest expense                                                                (2,581)
                                                                                     -------
Net Cash flow avail. after int.                                    0                  (2,581)

Balance of remaining CSD's (* buy-back)                                                7,657
FCF to repurchase remaining CSD's:                                                         0
Pcpal. value for remaining repurchase (par)                                                0
Interest on repurchased CSD's  8.875%                                                      0
Total Debentures bought back post-1996:                        7,657

Net FCF available for Pfd. Dividend payment                                                0

cumulative Pfd. arrearage @ yr.-end:
              1,868.1 shrs.                                    3,736                   5,604



Initial Wkg. Cap. deficit                                     (6,100)
Cum. Wkg. Cap. requirement
(20% sls)                                                                            $23,883
less, cum net FCF to W.C.                                     12,395                 (19,277)
                                                              ------
Net FCF to Wkg. Cap.                                           6,295

Net wkg. cap. requirement                                                              4,606




        Dollars in Thousands


        Optimistic Scenario
        -------------------

Fiscal Year Ended                                                        1998                            1999
                                                              -------------------------       ------------------------
                                                                $        %     % Change        $        %     % Change
                                                                -        -     --------        -        -     --------
Net Free Cash Flow (unlevrgd.)                                10,017                         17,692
less, Interest expense                                        (5,161)                        (2,150)
                                                              -------                        --------
Net Cash flow avail. after int.                                4,856                         15,543

Balance of remaining CSD's (* buy-back)                        7,657                          2,801
FCF to repurchase remaining CSD's:                             4,856                          2,801
Pcpal. value for remaining repurchase (par)                    4,856                          2,801
Interest on repurchased CSD's  8.875%                            431                            249
Total Debentures bought back post-1996:

Net FCF available for Pfd. Dividend payment                        0                         12,741


cumulative Pfd. arrearage @ yr.-end:
              1,868.1 shrs.                                    7,472                          9,340



Initial Wkg. Cap. deficit
Cum. Wkg. Cap. requirement
(20% sls)                                                    $25,077                        $26,331
less, cum net FCF to W.C.                                    (25,077)                       (26,331)

Net FCF to Wkg. Cap.

Net wkg. cap. requirement
                                                                   0                            ($0)


        Dollars in Thousands


        Optimistic Scenario
        -------------------

Fiscal Year Ended                                                        2000                               2001
                                                               -----------------------             ------------------------
                                                               $        %     % Change              $        %     % Change
                                                               -        -     --------              -        -     --------
Net Free Cash Flow (unlevrgd.)                                21,060                               24,735
less, Interest expense                                        (1,901)                              (1,901)
                                                              -------                          -----------
Net Cash flow avail. after int.                               19,159                               22,834

Balance of remaining CSD's (* buy-back)                            0                                    0
FCF to repurchase remaining CSD's:                                 0                                    0
Pcpal. value for remaining repurchase (par)                        0                                    0
Interest on repurchased CSD's  8.875%                              0                                    0
Total Debentures bought back post-1996:

Net FCF available for Pfd. Dividend payment                   19,159                               22,834

cumulative Pfd. arrearage @ yr.-end:
              1,868.1 shrs.                                   11,208



Initial Wkg. Cap. deficit
Cum. Wkg. Cap. requirement
(20% sls)                                                    $27,648                              $29,030
less, cum net FCF to W.C.                                    (27,648)                             (29,030)

Net FCF to Wkg. Cap.

Net wkg. cap. requirement

                                                                 ($0)                                  $0



*  Confidential portions omitted and filed separately with the Commission.

     DATAPOINT CORPORATION:  FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
      ASSUMING SALE OF TELEPHONY BUSINESS PRIOR TO 1996 FISCAL YEAR END
                        AND DEBENTURE BUY-BACK @ *

Dollars in Thousands
Optimistic Scenario
- --------------------

Note: (1) Interest expense reflects application of * net proceeds from sale of Telephony division to retirement of 8 7/8% Convertible Subordinated Debentures at average *; hence appx. $57.1 MM of debentures are retired, with consequent decrease of interest of $5.1 MM. This scenario further assumes retirement of the remaining $7.7 MM of debentures at par in 1998, with consequent reduction of approximately $680 K of interest in subsequent years.

Note: (2) For purposes of this projection, it is assumed that the company requires approximately one-fifth of revenues for working capital requirements. This scenario posits a beginning working capital deficit at year-end 1996 of approximately $6.1 MM, with free cash flow devoted to meeting that goal in subsequent years. It is further assumed that $7.7 MM of cash flow (after interest expense) is utilized to retire the outstanding balance of Convertible Subordinated Debentures by year-end 1999. For all subsequent years, all cash flow above the amount necessary to meet the working capital requirement is considered net free cash flow. For the purposes of an unleveraged discounted cash flow, an unleveraged net free cash flow is computed; for determining the ability and timing of the company's retirement of its outstanding debentures, a free cash flow after interest expense has been provided.

Note: (3) Recurring EBDAIT excludes the Other Income items that pertained to fiscal year 1996, since those were generally considered non-recurring items.

Note: (4) Debt as of the end of fiscal year 1996, assuming sale of the Telephony division during the year and the application of the net proceeds to the retirement of approximately $57.1 MM of debentures, purchased at *. See pro-forma balance sheet and computation of pro-forma total debt in accompanying spread-sheets for backup.

Note: (5) To determine the present value of future cash flow to the common shareholders, the cumulative arrearage as of fiscal year-end (8 quarters), plus the par value of the Preferred shares outstanding (approximately 1,868,000 shares) have been deducted.

Note: (6) To determine the fully diluted value of the present value of cash flow to common shareholders, it has been assumed that the Preferred shares have all been exchanged, per the exchange ratio proposed in the current offer by Datapoint.

Note: (7) To determine Terminal Value, we have applied the minimum Price/EBDAIT multiple derived from our comparable company study (7.0) to the final year's projected EBDAIT for this scenario.


                                   Page 3


*  Confidential portions omitted and filed separately with the Commission.


      Dollars in Thousands                           DATAPOINT CORPORATION: FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
      NO GROWTH SCENARIO             ASSUMING SALE OF TELEPHONY BUSINESS PRIOR TO 1996 FISCAL YEAR END AND DEBENTURE BUY-BACK @ *
      --------------------

Fiscal Year Ended                             1996                   1997                           1998
                                  -----------------    -----------------------------   -----------------------------


                                     $         %          $         %      % Change       $         %       % Change
                                     -         -          -         -      --------       -         -       --------
Revenues                          $113,730   100.0%    $113,730    100.0%       0.0%   $113,730    100.0%       0.0%

Cost of Sales                       80,463    70.7%      80,463     70.7%                80,463     70.7%
                                  ---------            ---------                       ---------

  Gross Profit                      33,267    29.3%      33,267     29.3%                33,267     29.3%

Operating Expenses                  15,049    13.2%      15,049     13.2%       0.0%     15,049     13.2%       0.0%

Corporate G&A                        7,247     6.4%       7,283      6.4%       0.5%      7,320      6.4%       0.5%

R&D                                  2,548     2.2%       2,561      2.3%       0.5%      2,574      2.3%       0.5%
                                  ---------            ---------                       ---------

Operating Income                     8,423     7.4%       8,374      7.4%                 8,325      7.3%

Interest                             3,848 (1)            3,848                           3,848
                                  ---------            ---------                       ---------

Other Income/(Expense):
  Restructuring Expense                  0
  Other Int'l Operating Exp.           205
  Transaction Gain/(Loss)            1,756
                                  ---------
     Sub-total                       1,961

Pretax Income/(Loss)                 6,536                4,526                           4,476

Taxes                               (2,112)              (2,112)                         (2,112)
                                  ---------            ---------                       ---------




Net Income/(Loss)                    4,424                2,414                           2,364

Interest                             3,848                3,848                           3,848
Depreciation and Amortizn.           6,400     5.6%       5,760      5.1%     -10.0%      5,184      4.6%     -10.0%
Capital Expenditures                (2,277)              (2,277)                         (2,277)
                                  ---------            ---------                       ---------
Net Free Cash Fow before W.C.:      12,395                9,745                           9,120
     (unleveraged)
Working Capital requirements (2)   (12,395)              (9,745)                         (6,706)
                                  ---------            ---------
Net Free Cash Flow (unlevrgd.)           0                    0                           2,414
Terminal Value                           0                    0                               0
                                  ---------            ---------                       ---------
  Total Flows to be Discounted           0                    0                           2,414

Operating Income                     8,423                8,374                           8,325

Depreciation & Amortizn.             6,400     5.6%       5,760      5.1%     -10.0%      5,184      4.6%     -10.0%
                                  ---------            ---------                       ---------

Recurring EBDAIT (3)               $14,823              $14,134                         $13,509

PV at:                                              less debt(4)         Net Value    less Pfd.(5)            per C/S shr.
- ------                                              ------------         ---------    ------------            ------------

                                     15.3%  $56,722     (38,100)           $18,622       ($5,604)   $13,018      $0.95
                                     22.0%  $43,721     (38,100)            $5,621       ($5,604)       $17      $0.00
                                     30.0%  $32,710     (38,100)           ($5,390)      ($5,604)  ($10,994)    ($0.80)





        Dollars in Thousands
        NO GROWTH SCENARIO
        --------------------




Fiscal Year Ended                          1999                            2000                              2001
                                 ----------------------------    ------------------------------    -----------------------------


                                    $         %      % Change       $          %       % Change       $         %      % Change
                                    -         -      --------       -          -       --------       -         -      --------
Revenues                         $113,730    100.0%       0.0%   $113,730    100.0%         0.0%   $113,730    100.0%       0.0%

Cost of Sales                      80,463     70.7%                80,463     70.7%                  80,463     70.7%
                                 ---------                       ---------                         ---------
  Gross Profit                     33,267     29.3%                33,267     29.3%                  33,267     29.3%

Operating Expenses                 15,049     13.2%       0.0%     15,049     13.2%         0.0%     15,049     13.2%       0.0%

Corporate G&A                       7,356      6.5%       0.5%      7,393      6.5%         0.5%      7,430      6.5%       0.5%

R&D                                 2,586      2.3%       0.5%      2,599      2.3%         0.5%      2,612      2.3%       0.5%
                                  ---------                      ---------                         ---------

Operating Income                    8,275      7.3%                 8,226      7.2%                   8,176      7.2%

Interest                            3,848                           3,848                             3,528
                                 ---------                       ---------                         ---------
Other Income/(Expense):
  Restructuring Expense
  Other Int'l Operating Exp.
  Transaction Gain/(Loss)
     Sub-total

Pretax Income/(Loss)                 4,427                           4,377                             4,647

Taxes                              (2,112)                         (2,112)                           (2,112)
                                 ---------                       ---------                         ---------

Net Income/(Loss)                   2,315                           2,265                             2,535

Interest                            3,848                           3,848                             3,528
Depreciation and Amortizn.          4,666      4.1%     -10.0%      4,199      3.7%       -10.0%      3,779      3.3%     -10.0%
Capital Expenditures               (2,277)                         (2,277)                           (2,277)
                                 ---------                       ---------                         ---------
Net Free Cash Fow before W.C.:      8,552                           8,036                             7,566
     (unleveraged)
Working Capital requirements (2)        0                               0                                 0
                                 ---------                       ---------                         ---------
Net Free Cash Flow (unlevrgd.)      8,552                           8,036                             7,566
Terminal Value                          0                               0                            83,684 (7)
                                 ---------                       ---------                         ---------
  Total Flows to be Discounted      8,552                           8,036                            91,249

Operating Income                    8,275                           8,226                             8,176

Depreciation & Amortizn.            4,666      4.1%     -10.0%      4,199      3.7%       -10.0%      3,779      3.3%     -10.0%
                                 ---------                       ---------                         ---------

Recurring EBDAIT (3)              $12,941                         $12,425                           $11,955

PV at:                            per diluted C/S shr. for exchange (6)
- ------                            -------------------------------------
                                      $0.99
                                      $0.30
                                     ($0.29)




                                                            Page 1


*  Confidential portions omitted and filed separately with the Commission.


        Dollars in Thousands                          DATAPOINT CORPORATION: FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
        NO GROWTH SCENARIO            ASSUMING SALE OF TELEPHONY BUSINESS PRIOR TO 1996 FISCAL YEAR END AND DEBENTURE BUY-BACK @ *
        --------------------

Fiscal Year Ended                             1996                  1997                            1998
                                   ----------------      -----------------------------  ------------------------------


                                   $          %          $          %         % Change   $          %         % Change


                                   -          -          -          -         --------   -          -         --------
Net Free Cash Flow (unlevrgd.)                              0                            2,414
  less, Interest expense (8)                           (3,848)                          (7,697)
                                                       -------                          -------
Net Cash flow avail. after int.                        (3,848)                          (5,283)

Balance of remaining CSD's (*)                         21,943                           21,943

FCF to repurchase remaining
  CSD's:                                                    0                                                    0

Pcpal. value for remaining
  purchase (par)                                            0                                                    0

Interest on repurchased CSD's    8.875%                     0                                0

Total Debentures bought back
  post-1996:                                7,645

Net FCF available for Pfd.
  Dividend payment                                          0                                0

cumulative Pfd. arrearage @
  yr.-end:
               1,868.1 shrs.     3,736                  5,604                            7,472



Initial Wkg. Cap. deficit       (6,100)

Cum. Wkg. Cap. requirement
(20% sls)                                             $22,746                          $22,746

less, cum net FCF to W.C.       12,395                (16,040)                         (22,746)
                                ------
Net FCF to Wkg. Cap.             6,295

Net wkg. cap. requirement                               6,706                               (0)




        Dollars in Thousands
        NO GROWTH SCENARIO
        --------------------


Fiscal Year Ended                            1999                            2000                      2001
                                 ------------------------------   -----------------------------    --------------------


                                 $           %         % Change   $          %         % Change    $       %   % Change
                                 -           -         --------   -          -         --------    -       -     ------

Net Free Cash Flow (unlevrgd.)   8,552                            8,036                            7,566
  less, Interest expense (8)    (9,131)                          (4,428)                          (3,528)
                                --------                         -------                          -------
Net Cash flow avail. after
  int.                            (580)                           3,608                            4,038


Balance of remaining CSD's
  *                             21,943                           21,943                           18,335

FCF to repurchase remaining
  CSD's:                             0                            3,608                            4,038

Pcpal. value for remaining
  purchase (par)                     0                            3,608                            4,038

Interest on repurchased CSD's        0                              320                              358

Total Debentures bought back
  post-1996:

Net FCF available for Pfd.
  Dividend payment                   0                                0                                0

cumulative Pfd. arrearage @
  yr.-end:
               1,868.1 shrs.    9,340                            11,208                           13,076



Initial Wkg. Cap. deficit

Cum. Wkg. Cap. requirement
(20% sls)                      $22,746                         $22,746                           $22,746

less, cum net FCF to W.C.      (22,746)                        (22,746)                          (22,746)

Net FCF to Wkg. Cap.

Net wkg. cap. requirement
                                   ($0)                              $0                               $0




*  Confidential portions omitted and filed separately with the Commission.

     DATAPOINT CORPORATION:  FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
      ASSUMING SALE OF TELEPHONY BUSINESS PRIOR TO 1996 FISCAL YEAR END
                        AND DEBENTURE BUY-BACK @ *

Dollars in Thousands
No Growth Scenario
- --------------------

Note: (1) Interest expense reflects application of * net proceeds from sale of Telephony division to retirement of 8 7/8% Convertible Subordinated Debentures at average *; hence appx. $42.9 MM of debentures are retired, with consequent decrease of interest of 3.8 MM. This scenario further assumes that all free cash flow after working capital requirements are applied towards reduction of the Debenture balance, and that company is unable to repurchase Debentures at less than par.

Note: (2) For purposes of this projection, it is assumed that the company requires approximately one-fifth of annual revenues for working capital requirements. This scenario posits a beginning working capital deficit at year-end 1996 of approximately $6.1 MM, with free cash flow initially devoted to meeting that goal in subsequent years. Once annual targets are met, all subsequent free cash flow generated above the amount necessary to meet this requirement (after interest expense) is applied towards reducing the company's Convertible Subordinated Debenture balance. For all years subsequent to the initial buy-back of 1996, it is assumed that the company is only able to repurchase the Debentures at *. Once all of the outstanding Debentures are retired, it is further assumed that the remaining cash flow may be applied to paying the arrearages on the Preferred stock. In this projection, Datapoint is unable to generate sufficient free cash flow during the period covered by this projection to reduce or eliminate the Preferred arrearage.

Note: (3) Recurring EBDAIT excludes the Other Income items that pertained to fiscal year 1996, since those were generally considered non-recurring items.

Note: (4) Debt as of the end of fiscal year 1996, assuming sale of the Telephony division during the year and application of the net proceeds to the retirement of approximately * of debentures, purchased at *. See pro-forma balance sheet and computation of pro-forma total debt in accompanying spread-sheets for backup.

Note: (5) To determine the present value of future cash flow to the common shareholders, the cumulative arrearage as of fiscal year-end (8 quarters), plus the par value of the Preferred shares outstanding (approximately 1,868,000 shares) have been deducted.

Note: (6) To determine the fully diluted value of the present value of cash flow to common shareholders, it has been assumed that the Preferred shares have all been exchanged, per the exchange ratio proposed in the current offer by Datapoint.

Note: (7) To determine Terminal Value, we have applied the minimum Price/EBDAIT multiple derived from our comparable company study (7.0) to the final year's projected EBDAIT for this scenario.

Note: (8) For purposes of determining the Company's ability either to retire Debentures or cure its Preferred arrearage, a free cash flow net of interest and working capital requirements has been computed. In those situations in which this total is negative (i.e., where interest for the year exceeds FCF net working capital requirements, the spread-sheet employs the convention of carrying over unpaid interest to the following year. However, in point of fact, it is most likely that the company will utilize the funds allocated for working capital requirements to pay out that year's interest rather than risking default to any of its creditors.

                                   Page 3


*  Confidential portions omitted and filed separately with the Commission.


                         DATAPOINT CORPORATION: FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
               ASSUMING SALE OF TELEPHONY BUSINESS PRIOR TO 1996 FISCAL YEAR END AND DEBENTURE BUY-BACK @ *

DOLLARS IN THOUSANDS
NEGATIVE GROWTH SCENARIO
- ------------------------

Fiscal Year Ended                    1996                   1997                          1998                        1999
                               -----------------   -------------------------  ---------------------------   -----------------------

                                   $        %         $        %     % Change     $        %      % Change      $       %   % Change
                                   -        -         -        -     --------     -        -      --------      -       -   --------
Revenues                        $113,730  100.0%   $108,044  100.0%   -5.0%     $102,641   100.0%    -5.0%   $97,509  100.0%   -5.0%

Cost of Sales                     80,463   70.7%     75,630   70.0%               71,849   70.0%              68,258   70.0%
                                 --------          --------                     --------                      --------

    Gross Profit                  33,267   29.3%     32,413   30.0%               30,792   30.0%              29,253   30.0%

Operating Expenses                15,049   13.2%     14,673   13.6%   -2.5%       14,306   13.9%    -2.5%     13,948   14.3%   -2.5%

Corporate G&A                      7,247    6.4%      7,319    6.8%    1.0%        7,393    7.2%     1.0%      7,467    7.7%    1.0%

R&D                                2,548    2.2%      2,548    2.4%    0.0%        2,548    2.5%     0.0%      2,548    2.6%    0.0%
                                 --------          --------                     --------                     -------

Operating Income                   8,423    7.4%      7,873    7.3%                6,546    6.4%               5,290    5.4%

Interest                           3,848 (1)          3,848                        3,848                       3,848
                                 --------          --------                     --------                     -------

Other Income/(Expense):
   Restructuring Expense               0
   Other Int'l Operating Exp.        205
   Transaction Gain/(Loss)         1,756
                                 -------
        Sub-total                  1,961

Pretax Income/(Loss)               6,536              4,024                        2,697                       1,441

Taxes                             (2,112)            (2,112)                      (2,112)                     (2,112)
                                 --------          ---------                   ----------                   ---------

Net Income/(Loss)                  4,424              1,912                          585                        (671)
Interest                           3,848              3,848                        3,848                       3,848
Depreciation & Amortizn.           6,400    5.6%      5,760    5.3%    -10.0%      5,184    5.1%   -10.0%      4,666    4.8%  -10.0%
Capital Expenditures              (2,277)            (2,277)                      (2,277)                     (2,277)
                                 --------           ---------                   ---------                    --------
Net Free Cash Flow before W.C.:   12,395              9,244                        7,341                       5,566
     (unleveraged)
Working Capital requirements (2) (12,395)            (9,244)                      (4,989)                          0
                                 --------       ------------                    ---------                ------------
Net Free Cash Flow (unlevrgd.)         0                  0                        2,352                       5,566
Terminal Value                         0                  0                            0                           0
                                --------        ------------                    ---------                ------------
   Total Flows to be Discounted        0                  0                        2,352                       5,566

Operating Income                   8,423              7,873                        6,546                       5,290

Depreciation & Amortizn.           6,400    5.6%      5,760    5.3%    -10.0%      5,184    5.1%   -10.0%      4,666    4.8%  -10.0%
                                 -------         ----------                     --------                  ----------

Recurring EBDAIT (3)             $14,823            $13,633                      $11,730                      $9,955



DOLLARS IN THOUSANDS
NEGATIVE GROWTH SCENARIO
- ------------------------

Fiscal Year Ended                         2000                            2001
                               ------------------------------  ----------------------------
                                   $        %    % Change       $         %     % Change
                                   -        -    --------       -         -     --------
Revenues                        $92,634   100.0%    -5.0%     $88,002    100.0%    -5.0%

Cost of Sales                    64,844    70.0%               61,601     70.0%
                                --------                      --------

    Gross Profit                 27,790    30.0%               26,401     30.0%

Operating Expenses               13,600    14.7%    -2.5%      13,260     15.1%    -2.5%

Corporate G&A                     7,541     8.1%     1.0%       7,617      8.7%     1.0%

R&D                               2,548     2.8%     0.0%       2,548      2.9%     0.0%
                                -------                       -------

Operating Income                  4,101     4.4%                2,976      3.4%

Interest                          3,848                         3,848
                                -------                       -------

Other Income/(Expense):
   Restructuring Expense
   Other Int'l Operating Exp.
   Transaction Gain/(Loss)

        Sub-total

Pretax Income/(Loss)                253                          (872)

Taxes                            (2,112)                       (2,112)
                                --------                      --------

Net Income/(Loss)                (1,859)                       (2,984)
Interest                          3,848                         3,848
Depreciation & Amortizn.          4,199      4.5%  -10.0%       3,779      4.3%      -10.0%
Capital Expenditures             (2,277)                       (2,277)
                                --------                   ----------
Net Free Cash Flow before W.C.    3,911                         2,366
        (unleveraged)
Working Capital requirements (2)      0                             0
                                --------                   ----------
Net Free Cash Flow (unlevrgd.)    3,911                         2,366
Terminal Value                        0                        47,288 (7)
                                -------                       -------
   Total Flows to be Discounted   3,911                        49,655

Operating Income                  4,101                         2,976

Depreciation & Amortizn.          4,199     4.5%   -10.0%       3,779      4.3%      -10.0%
                                -------                        -------

Recurring EBDAIT (3)            $ 8,300                        $6,755


PV at:                 less debt (4)  Net Value less Pfd.(5)          per C/S shr.  per diluted C/S shr. for exchange (6)
- ------                 -------------  --------- ------------          ------------  -------------------------------------
        15.3%  $31,981      (38,100)    ($6,119)    ($5,604) ($11,723)    ($O.86)          ($0.33)
        22.0%  $24,783      (38,100)   ($13,317)    ($5,604) ($18,921)    ($1.38)          ($0.71)
        30.0%  $18,668      (38,100)   ($19,432)    ($5,604) ($25,036)    ($1.83)          ($1.03)




*  Confidential portions omitted and filed separately with the Commission.


                         DATAPOINT CORPORATION: FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
               ASSUMING SALE OF TELEPHONY BUSINESS PRIOR TO 1996 FISCAL YEAR END AND DEBENTURE BUY-BACK @ *

DOLLARS IN THOUSANDS
NEGATIVE GROWTH SCENARIO
- ------------------------

Fiscal Year Ended                               1996                    1997                       1998
                                          -----------------   -------------------------  -------------------------
                                              $        %          $      %   % Change        $      %    % Change
                                              -        -          -      -   --------        -      -    --------


Net Free Cash Flow (unlevrgd.)                                       0                      2,352
less, Interest expense (8)                                      (3,848)                    (7,697)
                                                                ------                    --------
Net Cash flow avail. after int.                                 (3,848)                    (5,345)

Balance of remaining CSD's
  (*)                                                           21,943                     21,943
FCF to repurchase remaining CSD's:                                   0                          0
Pcpal. value for remaining
  repurchase (par)                                                   0                          0
Interest on repurchased CSD's              8.875%                    0                          0
Total Debentures bought back post-1996:               0
Net FCF available for Pfd. Dividend payment                         0                          0

cumulative Pfd. arrearage @ yr.-end:
                         1,868.1 shrs.      3,736                5,604                      7,472



Initial Wkg. Cap. deficit                  (6,100)
Cum. Wkg. Cap. requirement
(20% sls)                                                      $21,609                    $20,528
less, cum net FCF to W.C.                  12,395              (15,539)                   (20,528)
                                          -------
Net FCF to Wkg. Cap.                        6,295

Net wkg. cap. requiremt.                                         6,070                          0



DOLLARS IN THOUSANDS
NEGATIVE GROWTH SCENARIO
- ------------------------

Fiscal Year Ended                                     1999                         2000                        2001
                                            ------------------------    --------------------------   ------------------------
                                                 $     %    % Change        $         %   % Change      $         %    % Change
                                                 -     -    --------        -         -   --------      -         -    --------

Net Free Cash Flow (unlevrgd.)                  5,566                      3,911                       2,366
less, Interest expense (8)                     (9,194)                    (7,475)                     (7,413)
                                              -------                  ---------                    --------
Net Cash flow avail. after int.                (3,627)                     3,564                       5,046

Balance of remaining CSD's
  (*)                                          21,943                     21,943                      21,943
FCF to repurchase remaining CSD's:                  0                          0                           0
Pcpal. value for remaining
  repurchase (par)                                  0                          0                           0
Interest on repurchased CSD's                       0                          0                           0
Total Debentures bought back post-1996:
Net FCF available for Pfd. Dividend paytment        0                          0                           0

cumulative Pfd. arrearage @ yr.-end:
                          1,868.1 shrs.         9,340                     11,208                      13,076



Initial Wkg. Cap. deficit
Cum. Wkg. Cap. requirement
(20% sls)                                     $19,502                    $18,527                     $17,600
less, cum net FCF to W.C.                     (20,528)                   (20,528)                    (20,528)

Net FCF to Wkg. Cap.

Net wkg. cap. requiremt.                      ($1,026)                     ($975)                      ($926)



*  Confidential portions omitted and filed separately with the Commission.

     DATAPOINT CORPORATION:  FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
      ASSUMING SALE OF TELEPHONY BUSINESS PRIOR TO 1996 FISCAL YEAR END
                        AND DEBENTURE BUY-BACK @ *

Dollars in Thousands
Negative Growth Scenario
- ------------------------

Note: (1) Interest expense reflects application of * net proceeds from sale of Telephony division to retirement of 8 7/8% Convertible Subordinated Debentures at average *; hence appx. $42.9 MM of debentures are retired, with consequent decrease of interest of $3.8 MM. This scenario further assumes application of all cash flow generated by company in excess of working capital requirements to retire remaining outstanding Debentures at par.

Note: (2) For purposes of this projection, it is assumed that the company requires approximately one-fifth of annual revenues for working capital requirements. This scenario posits a beginning working capital deficit at year-end 1996 of approximately $6.1 MM, with free cash flow initially devoted to meeting that goal in subsequent years. Once annual targets are met, all subsequent free cash flow generated above the amount necessary to meet this requirement is applied towards reducing the company's Convertible Subordinated Debenture balance. For all years subsequent to the initial buy-back of 1996, it is assumed that the company is only able to repurchase the Debentures at*. Once all of the outstanding Debentures are retired, it is further assumed that the remaining cash flow may be applied to paying the arrearages on the Preferred stock. In this projection, Datapoint is unable to generate sufficient free cash flow during the period covered by this projection to reduce or eliminate the Preferred arrearage.

Note: (3) Recurring EBDAIT excludes the Other Income items that pertained to fiscal year 1996, since those were generally considered non-recurring items.

Note: (4) Debt as of the end of fiscal year 1996, assuming sale of the Telephony division during the year and application of the net proceeds to the retirement of approximately $42.9 MM of debentures, purchased at *. See pro-forma balance sheet and computation of pro-forma total debt in accompanying spread-sheets for backup.

Note: (5) To determine the present value of future cash flow to the common shareholders, the cumulative arrearage as of fiscal year-end 1996 (8 quarters), plus the par value of the Preferred shares outstanding (approximately 1,868,000 shares) have been deducted.

Note: (6) To determine the fully diluted value of the present value of cash flow to common shareholders, it has been assumed that the Preferred shares have all been exchanged, per the exchange ratio proposed in the current offer by Datapoint.

Note: (7) To determine Terminal Value, we have applied the minimum Price/EBDAIT multiple derived from our comparable company study (7.0) to the final year's projected EBDAIT for this scenario.

Note: (8) For purposes of determining the Company's ability either to retire Debentures or cure its Preferred arrearage, a free cash flow net of interest and working capital requirements has been computed. In those situations in which this total is negative (i.e., where interest for the year exceeds FCF net working capital requirements, the spread-sheet employs the convention of carrying over unpaid interest to the following year. However, in point of fact, it is most likely that the company will utilize the funds allocated for working capital requirements to pay out that year's interest rather than risking default to any of its creditors.

*  Confidential portions omitted and filed separately with the Commission.

                           DATAPOINT CORPORATION:


                  FIVE-YEAR FORECAST OF INCOME & CASH FLOW
                 ASSUMING RETENTION OF TELEPHONY BUSINESS

              (Dollars in Thousands)                         DATAPOINT CORPORATION: FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
               Optimistic Scenario                          ASSUMING RETENTION OF TELEPHONY BUSINESS AND DEBENTURE BUY-BACK @ *


                    Fiscal Year Ended                                    1996                                  1997
                                                              --------------------------    ----------------------------------------
                                                                  $                 %          $                 %          % Change
                                                                 ---               ---        ---               ---         --------
Revenues                                                      $158,236            100.0%    $166,148           100.0%           5.0%
Cost of Sales                                                  111,129             70.2%     113,907            68.6%           2.5%
- --------                                                      --------                      --------
     Gross Profit                                               47,107             29.8%      52,241            31.4%

Operating Expenses                                              26,128             16.5%      26,781            16.1%           2.5%

Corporate G&A                                                    8,773              5.5%       8,861             5.3%           1.0%

R&D                                                              2,548              1.6%       2,586             1.6%           1.5%
                                                              --------                      --------
Operating Income                                                 9,658              6.1%      14,012             8.4%
Interest                                                         7,652 (1)                     7,652
                                                              --------                      --------
Other Income/(Expense):
     Restructuring Expense                                           0
     Other Int'l Operating Exp.                                    205
     Transactional Gain/(Loss)                                   1,756
                                                              --------
          Sub-total                                              1,961

Pretax Income/(Loss)                                             3,967                         6,360


Taxes                                                           (2,376)                       (2,376)
                                                              --------                      --------
Net Income/(Loss)                                                1,591                         3,984

Interest                                                         7,652                         7,652
Depreciation & Amortizn.                                         6,700              4.2%       6,030             3.6%         -10.0%
Capital Expenditures                                            (2,577)                       (2,277)
                                                              --------                      --------
Net Free Cash Flow before W.C.
          (unleveraged)                                         13,366                        15,389
Working Capital requirements                                   (13,366)                      (15,389)
                                                              --------                      --------
Net Free Cash Flow (unlevrgd.)                                       0                             0
Terminal Value                                                       0                             0
                                                              --------                      --------
     Total Flows to be Discounted                                    0                             0

Operating Income                                                 9,658                        14,012

Depreciation & Amortizn.                                         6,700              4.2%       6,030             3.6%         -10.0%
                                                              --------                      --------

Recurring EBDAIT(3)                                           $ 16,358                      $ 20,042


PV at:                                                                                    less debt(4)                     Net Value
- ------                                                                                    ------------                     ---------
                                                                    15.3%      $183,616      (81,000)                      $102,616
                                                                    22.0%      $141,164      (81,000)                      $ 60,164
                                                                    30.0%      $105,279      (81,000)                      $ 24,279



                    Fiscal Year Ended                                       1998                                  1999
                                                       ------------------------------------------    -------------------------------
                                                         $                   %           % Change        $          %      % Change
                                                        ---                 ---          --------       ---        ---     --------
Revenues                                               $174,455            100.0%           5.0%     $183,178     100.0%      5.0%
Cost of Sales                                           116,755             66.9%                     119,674      65.3%
                                                       --------                                      --------
     Gross Profit                                        57,700             33.1%                      63,504      34.7%

Operating Expenses                                       27,451             15.7%           2.5%       28,137      15.4%      2.5%

Corporate G&A                                             8,949              5.1%           1.0%        9,039       4.9%      1.0%

R&D                                                       2,625              1.5%           1.5%        2,664       1.5%      1.5%
                                                       --------                                      --------
Operating Income                                         18,675             10.7%                      23,664      12.9%

Interest                                                  7,652                                         7,652
                                                       --------                                      --------

Other Income/(Expense):
     Restructuring Expense
     Other Int'l Operating Exp.
     Transactional Gain/(Loss)
          Sub-total

Pretax Income/(Loss)                                     11,023                                        16,012

Taxes                                                    (2,376)                                       (2,376)
                                                       --------                                      --------
Net Income/(Loss)                                         8,647                                        13,636

Interest                                                  7,652                                         7,652
Depreciation & Amortizn.                                  5,427              3.1%         -10.0%        4,884       2.7%    -10.0%
Capital Expenditures                                     (2,277)                                       (2,277)
                                                       --------                                      --------
Net Free Cash Flow before W.C.
          (unleveraged)                                  19,449                                        23,895
Working Capital requirements(2)                         (12,236) (2)                                   (1,745)
                                                       --------                                      --------
Net Free Cash Flow (unlevrgd.)                            7,213                                        22,150
Terminal Value                                                0                                             0
                                                       --------                                      --------
     Total Flows to be Discounted                         7,213                                        22,150

Operating Income                                         18,675                                        23,664

Depreciation & Amortizn.                                  5,427              3.1%         -10.0%        4,884       2.7%    -10.0%
                                                       --------                                      --------

 Recurring EBDAIT(3)                                   $ 24,102                                      $ 28,548

                                                                                                 per diluted C/S shr.
PV at:                                               less Pfd.(5)                  per C/S shr.    for exchange(6)
- ------                                               ------------                  ------------- -------------------
                                                       $ (5,604)      $ 97,012          $   7.10     $   5.46
                                                       $ (5,604)      $ 54,560          $   3.99     $   3.20
                                                       $ (5,604)      $ 18,675          $   1.37     $   1.29



                    Fiscal Year Ended                                    2000                                    2001
                                                     ------------------------------------------    ---------------------------------
                                                       $                   %           % Change        $           %       % Change
                                                      ---                 ---          --------       ---         ---      --------
Revenues                                             $192,337            100.0%           5.0%     $201,954      100.0%       5.0%
Cost of Sales                                         122,666             63.8%                     125,732       62.3%
                                                     --------                                      --------
     Gross Profit                                      69,671             36.2%                      76,221       37.7%

Operating Expenses                                     28,840             15.0%           2.5%      296,561       14.6%       2.5%

Corporate G&A                                           9,129              4.7%           1.0%        9,221        4.6%       1.0%

R&D                                                     2,704              1.4%           1.5%        2,745        1.4%       1.5%
                                                     --------                                      --------
Operating Income                                       26,997             15.1%                      34,695       17.2%

Interest                                                6,840                                         4,295
                                                     --------                                      --------

Other Income/(Expense):
     Restructuring Expense
     Other Int'l Operating Exp.
     Transactional Gain/(Loss)
          Sub-total

Pretax Income/(Loss)                                   22,158                                        30,399

Taxes                                                  (2,376)                                       (2,376)
                                                     --------                                      --------
Net Income/(Loss)                                      19,762                                        28,023

Interest                                                6,840                                         4,295
Depreciation & Amortizn.                                4,396              2.3%         -10.0%        3,956        2.0%     -10.0%
Capital Expenditures                                   (2,277)                                       (2,277)
                                                     --------                                      --------
Net Free Cash Flow before W.C.
          (unleveraged)                                28,740                                        33,998
Working Capital requirements(2)                        (1,831)                                       (1,924)
                                                     --------                                      --------
Net Free Cash Flow (unlevrgd.)                         26,909                                        32,074
Terminal Value                                              0                                       270,556 (7)
                                                     --------                                      --------
     Total Flows to be Discounted                      26,909                                       302,630

Operating Income                                       28,997                                        34,695

Depreciation & Amortizn.                                4,396              2.3%         -10.0%        3,956        2.0%     -10.0%
                                                     --------                                      --------

 Recurring EBDAIT(3)                                 $ 33,393                                      $ 38,651


PV at:

*  Confidential portions omitted and filed separately with the Commission.


              (Dollars in Thousands)                         DATAPOINT CORPORATION: FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
               Optimistic Scenario                          ASSUMING RETENTION OF TELEPHONY BUSINESS AND DEBENTURE BUY-BACK @ *



                    Fiscal Year Ended                                    1996                                  1997
                                                              --------------------------    ----------------------------------------
                                                                  $                 %          $                 %          % Change
                                                                 ---               ---        ---               ---         --------
Net Free Cash Flow (unlevrgd.)                                       0                             0
less Interest expense(8)                                                                      (7,652)
                                                                                              ------
Net Cash flow avail. after int.                                                               (7,652)

Balance of remaining CSD's:                                                                   64,800
FCF to repurchase remaining CSD's:                                                                 0
Pcpal. value for remaining repurchase (*)                                                          0
Interest on repurchased CSD's     8.875%                                                           0
Total Debentures bought back post-1996:  64,800

Net FCF available for Pfd. Dividend payment                                                        0

cumulative Pfd. arrearage @ yr.-end:
                    1,868.1 shrs.                                3,736                         5,604


Initial Wkg. Cap. deficit                                       (6,100)
Cum Wkg. Cap. requirement
      20% sls)                                                                              $ 33,230
less, cum net FCF to W.C.                                       13,366                       (22,655)
                                                               -------
Net FCF to Wkg. Cap.                                             7,266

Net wkg. cap. requirement                                                                     10,574



                    Fiscal Year Ended                                       1998                                  1999
                                                       ------------------------------------------    -------------------------------
                                                         $                   %           % Change        $          %      % Change
                                                        ---                 ---          --------       ---        ---     --------
Net Free Cash Flow (unlevrgd.)                            7,213                                        22,150
less Interest expense(8)                                (15,304)                                      (15,743)
                                                       --------                                      --------
Net Cash flow avail. after int.                          (8,091)                                        6,407

Balance of remaining CSD's:                              64,800                                        64,800
FCF to repurchase remaining CSD's:                            0                                         6,407
Pcpal. value for remaining repurchase (*)                     0                                         9,154
Interest on repurchased CSD's     8.875%                      0                                           812
Total Debentures bought back post-1996:  64,800

Net FCF available for Pfd. Dividend payment                   0                                             0

cumulative Pfd. arrearage @ yr.-end:
                    1,868.1 shrs.                         7,472                                         9,340


Initial Wkg. Cap. deficit
Cum Wkg. Cap. requirement
      20% sls)                                         $ 34,891                                      $ 36,636
less, cum net FCF to W.C.                               (34,891)                                      (36,636)
Net FCF to Wkg. Cap.

Net wkg. cap. requiremt                                      (0)                                     $     (1)



                    Fiscal Year Ended                                    2000                                    2001
                                                     ------------------------------------------    ---------------------------------
                                                       $                   %           % Change        $           %       % Change
                                                      ---                 ---          --------       ---         ---      --------



Net Free Cash Flow (unlevrgd.)                         26,909                                        32,074
less Interest expense(8)                               (6,840)                                       (4,295)
                                                     --------                                      --------
Net Cash flow avail. after int.                        20,069                                        27,779

Balance of remaining CSD's:                            55,646                                        26,976
FCF to repurchase remaining CSD's:                     20,069                                        18,883
Pcpal. value for remaining repurchase (* discount)     28,671                                        26,976
Interest on repurchased CSD's     8.875%                2,545                                         2,394
Total Debentures bought back post-1996:  64,800

Net FCF available for Pfd. Dividend payment                 0                                         8,896

cumulative Pfd. arrearage @ yr.-end:
                    1,868.1 shrs.                      11,208                                        13,076


Initial Wkg. Cap. deficit
Cum Wkg. Cap. requirement
     (20% sls)                                       $ 36,467                                      $ 40,391
less, cum net FCF to W.C.                             (36,467)                                      (40,391)
Net FCF to Wkg. Cap.

Net wkg. cap. requiremt                              $      1                                      $     (1)


                                     Page 2

*  Confidential portions omitted and filed separately with the Commission.

        DATAPOINT CORPORATION: FIVE-YEAR FORECAST OF INCOME AND CASH FLOW ASSUMING RETENTION OF TELEPHONY BUSINESS AND DEBENTURE BUY-BACK @ *

(Dollars in Thousands)
 Optimistic Scenario
- ----------------------

Note: (1) Interest expense reflects retention of the Telephony business, with no application of its sale proceeds to retire the company's outstanding debentures. However, it is assumed that any cash flow generated above working capital requirements are applied to retire Debentures *. Per this scenario, the company is able to retire all of its outstanding Debentures by year-end 2000, leaving it with approx. $11 MM in free cash flow to apply towards curing of the cumulative preferred arrearage at that time.

Note: (2) For purposes of this projection, it is assumed that the company requires approximately one-fifth of revenues for working capital requirements. This scenario posits a beginning working capital deficit at year-end 1996 of approximately $6.1MM, with free cash flow devoted to meeting that goal in subsequent years. For all subsequent years, all cash flow above the amount necessary to meet the working capital requirement is considered net free cash flow. In this projection, all net free cash flow above working capital requirements (after interest expense) is assumed to be applied by Datapoint to reduce its Debentures at a *. This scenario projects retirement of all Debentures by year-end 2001, and positive free cash flow generated during that year and beyond.

Note: (3) Recurring EBDAIT excludes the Other Income items that pertained to fiscal year 1996, since those were generally considered non-recurring items.

Note: (4) Debt is as of the end of fiscal year 1996, assuming retention of the Telephony division. See pro-forma balance sheet and computation of pro-forma total debt in accompanying spread-sheets for backup.

Note: (5) To determine the present value of future cash flow to the common shareholders, the cumulative arrearage as of fiscal year-end (8 quarters), plus the par value of the Preferred shares outstanding (approximately 1,868,000 shares) have been deducted.

Note: (6) To determine the fully diluted value of the present value of cash flow to common shareholders, it has been assumed that the Preferred shares have all been exchanged, per the exchange ratio proposed in the current offer by Datapoint.

Note: (7) To determine Terminal Value, we have applied the minimum Price/EBDAIT multiple derived from our comparable company study (7.0) to the final year's projected EBDAIT for this scenario.

Note: (8) For purposes of determining the Company's ability either to retire Debentures or cure its Preferred arrearage, a free cash flow net of interest and working capital requirements has been computed. In those situations in which this total is negative (i.e., where interest for the year exceeds FCF net working capital requirements, the spread-sheet employs the convention of carrying over unpaid interest to the following year. However, in point of fact, it is most likely that the company will utilize the funds allocated for working capital requirements to pay out that year's interest rather than risking default to any of its creditors.

*  Confidential portions omitted and filed separately with the Commission.

               (Dollars in Thousands)                     DATAPOINT CORPORATION: FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
                  No Growth Scenario                     ASSUMING RETENTION OF TELEPHONY BUSINESS AND DEBENTURE BUY-BACK @ *


                  Fiscal Year Ended                                   1996                               1997
                                                          ------------------------    ---------------------------------------
                                                             $                 %            $             %         % Change
                                                            ---               ---          ---           ---        --------
Revenues                                                  $ 158,236          100.0%   $    158,236      100.0%         0.0%
Cost of Sales                                               111,129           70.2%        111,129       70.2%
                                                          ---------                   ------------
     Gross Profit                                            47,107           29.8%         47,107       29.8%

Operating Expenses                                           26,128           16.5%         26,128       16.5%         0.0%

Corporate G&A                                                 8,773            5.5%          8,817        5.6%         0.5%

R&D                                                           2,548            1.6%          2,561        1.6%         0.5%
                                                          ---------                   ------------
Operating Income                                              9,658            6.1%          9,601        6.1%

Interest                                                      7,652 (1)                      7,652
                                                          ---------                   ------------

Other Income/(Expense):
     Restructuring Expense                                        0
     Other Int'l Operating Exp.                                 205
     Transactional Gain/(Loss)                                1,756
                                                          ---------
          Sub-total                                           1,961

Pretax Income/(Loss)                                          3,967                          1,949

Taxes                                                        (2,376)                        (2,376)
                                                          ---------                   ------------
Net Income/(Loss)                                             1,591                           (427)

Interest                                                      7,652                          7,652
Depreciation & Amortizn.                                      6,700            4.2%          6,030        3.8%       -10.0%
Capital Expenditures                                         (2,577)                        (2,577)
                                                          ---------                   ------------
Net Free Cash Flow before W.C.
          (unleveraged)                                      13,366                         10,678
Working Capital requirements(2)                             (13,366)                       (10,678)
                                                          ---------                   ------------
Net Free Cash Flow (unlevrgd.)                                    0                              0
Terminal Value                                                    0                              0
                                                          ---------                   ------------
     Total Flows to be Discounted                                 0                              0

Operating Income                                              9,658                          9,601

Depreciation & Amortizn.                                      6,700            4.2%          6,030        3.8%       -10.0%
                                                          ---------                   ------------

 Recurring EBDAIT(3)                                      $  16,358                   $     15,631


PV at:                                                                                   less debt(4)          Net Value
- ------                                                                                   ------------          ---------
                                                                 15.3%   $58,658           (81,000)             $(22,342)
                                                                 22.0%   $44,783           (81,000)             $(36,217)
                                                                 30.0%   $33,101           (81,000)             $(47,899)


                  Fiscal Year Ended                                             1998                               1999
                                                           ----------------------------------------- -------------------------------
                                                                $                 %         % Change    $            %      % Change
                                                               ---               ---        --------   ---          ---     --------
Revenues                                                   $    158,236          100.0%        0.0%  $158,236      100.0%       0.0%
Cost of Sales                                                   111,129           70.2%               111,129       70.2%
                                                           ------------                              --------
     Gross Profit                                                47,107           29.8%                47,107       29.8%

Operating Expenses                                               26,128           16.5%        0.0%    26,128       16.5%       0.0%

Corporate G&A                                                     8,861            5.6%        0.5%     8,905        5.6%       0.5%

R&D                                                               2,574            1.6%        0.5%     2,586        1.6%       0.5%
                                                           ------------                              --------
Operating Income                                                  9,545            6.0%                 9,487        6.0%

Interest                                                          7,652                                 7,652
                                                           ------------                              --------

Other Income/(Expense):
     Restructuring Expense
     Other Int'l Operating Exp.
     Transactional Gain/(Loss)
          Sub-total

Pretax Income/(Loss)                                              1,893                                 1,835

Taxes                                                            (2,376)                               (2,376)
                                                           ------------                              --------
Net Income/(Loss)                                                  (483)                                 (541)

Interest                                                          7,652                                 7,652
Depreciation & Amortizn.                                          5,427            3.4%      -10.0%     4,884        3.1%     -10.0%
Capital Expenditures                                             (2,577)                               (2,577)
                                                           ------------                              --------
Net Free Cash Flow before W.C.:
          (unleveraged)                                          10,019                                 9,419
Working Capital requirements(2)                                 (10,019)                               (3,684)
                                                           ------------                              --------
Net Free Cash Flow (unlevrgd.)                                        0                                 5,735
Terminal Value                                                        0                                     0
                                                           ------------                              --------
     Total Flows to be Discounted                                     0                                 5,735

Operating Income                                                  9,545                                 9,487

Depreciation & Amortizn.                                          5,427            3.4%      -10.0%     4,884        3.1%     -10.0%
                                                           ------------                              --------

 Recurring EBDAIT(3)                                       $     14,972                              $ 14,372


                                                                                                    per diluted C/S shr.
PV at:                                                     less Pfd.(5)                 per C/S shr   for exchange(6)
- ------                                                     ------------                 -----------   ---------------
                                                           $     (5,604)    $(27,946)        $(2.04)    $  (1.19)
                                                           $     (5,604)    $(41,821)        $(3.06)    $  (1.93)
                                                           $     (5,604)    $(53,503)        $(3.91)    $  (2.55)




                  Fiscal Year Ended                                     2000                              2001
                                                          --------------------------------  --------------------------------
                                                            $             %       % Change     $            %       % Change
                                                           ---           ---      --------    ---          ---      --------
Revenues                                                  $158,236      100.0%       0.0%   $158,236      100.0%       0.0%
Cost of Sales                                              111,129       70.2%               111,129       70.2%
                                                          --------                          --------
     Gross Profit                                           47,107       29.8%                47,107       29.8%

Operating Expenses                                          26,128       16.5%       0.0%     26,128       16.5%       0.0%

Corporate G&A                                                8,950        5.7%       0.5%      8,995        5.7%       0.5%

R&D                                                          2,599        1.6%       0.5%      2,612        1.7%       0.5%
                                                          --------                          --------
Operating Income                                             9,430        6.0%                 9,372        5.9%

Interest                                                     7,652                             7,652
                                                          --------                          --------

Other Income/(Expense):
     Restructuring Expense
     Other Int'l Operating Exp.
     Transactional Gain/(Loss)
          Sub-total

Pretax Income/(Loss)                                         1,778                             1,720

Taxes                                                       (2,376)                           (2,376)
                                                          --------                          --------
Net Income/(Loss)                                             (598)                             (656)

Interest                                                     7,652                             7,652
Depreciation & Amortizn.                                     4,396        2.8%     -10.0%      3,956        2.5%     -10.0%
Capital Expenditures                                        (2,577)                           (2,577)
                                                          --------                          --------
Net Free Cash Flow before W.C.
          (unleveraged)                                      8,873                             8,375
Working Capital requirements(2)                                  0                                 0
                                                          --------                          --------
Net Free Cash Flow (unlevrgd.)                               8,873                             8,375
Terminal Value                                                   0                            93,299 (7)
                                                          --------                          --------
     Total Flows to be Discounted                            8,873                           101,674

Operating Income                                             9,430                             9,372

Depreciation & Amortizn.                                     4,396        2.8%     -10.0%      3,956        2.5%     -10.0%
                                                          --------                          --------

 Recurring EBDAIT(3)                                      $ 13,826                          $ 13,328


PV at:
- ------


*  Confidential portions omitted and filed separately with the Commission.


               (Dollars in Thousands)                     DATAPOINT CORPORATION: FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
                  No Growth Scenario                     ASSUMING RETENTION OF TELEPHONY BUSINESS AND DEBENTURE BUY-BACK @ *

                  Fiscal Year Ended                                   1996                               1997
                                                          ------------------------    ---------------------------------------
                                                             $                 %            $             %         % Change
                                                            ---               ---          ---           ---        --------
Net Free Cash Flow (unlevrgd.)                                    0                              0
Less Interest expense(8)                                                                    (7,652)
Net Cash flow avail. after int.                                                        ------------
                                                                                            (7,652)

Balance of remaining CSD's:                                                                 64,800
FCF to repurchase remaining CSD's:                                                               0
Pcpal. value for remaining repurchase (*)                                                        0
Interest on repurchased CSD's     8.875%                                                         0
Total Debentures bought back post-1996:       0

Net FCF available for Pfd. Dividend payment                                                      0

cumulative Pfd. arrearage @ yr.-end:
                    1,868.1 shrs.                             3,736                          5,604


Initial Wkg. Cap. deficit                                    (6,100)
Cum Wkg. Cap. requirement
     (20% sls)                                                                         $     31,647
less, cum net FCF to W.C.                                    13,366                        (17,944)
                                                          ---------
Net FCF to Wkg. Cap.                                          7,266

Net wkg. cap. requirement                                                                   13,703




                  Fiscal Year Ended                                             1998                               1999
                                                           ----------------------------------------- -------------------------------
                                                                $                 %         % Change    $            %      % Change
                                                               ---               ---        --------   ---          ---     --------
Net Free Cash Flow (unlevrgd.)                                        0                                 5,735
Less Interest expense(8)                                        (15,304)                              (22,956)
Net Cash flow avail. after int.                            ------------                              --------
                                                                (15,304)                              (17,221)

Balance of remaining CSD's:                                      64,800                                64,800
FCF to repurchase remaining CSD's:                                    0                                     0
Pcpal. value for remaining repurchase (*)                             0                                     0
Interest on repurchased CSD's     8.875%                              0                                     0
Total Debentures bought back post-1996:       0

Net FCF available for Pfd. Dividend payment                           0                                     0

cumulative Pfd. arrearage @ yr.-end:
                    1,868.1 shrs.                                 7,472                                 9,340


Initial Wkg. Cap. deficit
Cum Wkg. Cap. requirement
    (20% sls)                                              $     31,647                              $ 31,647
less, cum net FCF to W.C.                                       (27,963)                              (31,647)
Net FCF to Wkg. Cap.

Net wkg. cap. requiremt                                           3,684                                    $0


                  Fiscal Year Ended                                     2000                              2001
                                                          --------------------------------  --------------------------------
                                                            $             %       % Change     $            %       % Change
                                                           ---           ---      --------    ---          ---      --------
Net Free Cash Flow (unlevrgd.)                               8,873                             8,375
Less Interest expense(8)                                   (24,873)                          (23,653)
                                                          --------                          --------
Net Cash flow avail. after int.                            (16,001)                          (15,277)

Balance of remaining CSD's:                                 64,800                            64,800
FCF to repurchase remaining CSD's:                               0                                 0
Pcpal. value for remaining repurchase (*)                        0                                 0
Interest on repurchased CSD's     8.875%                         0                                 0
Total Debentures bought back post-1996:       0

Net FCF available for Pfd. Dividend payment                      0                                 0

cumulative Pfd. arrearage @ yr.-end:
                    1,868.1 shrs.                           11,208                            13,076


Initial Wkg. Cap. deficit
Cum Wkg. Cap. requirement
     (20% sls)                                            $ 31,647                          $ 31,647
less, cum net FCF to W.C.                                  (31,647)                          (31,647)
Net FCF to Wkg. Cap.

Net wkg. cap. requiremt                                         $0                                $0

*  Confidential portions omitted and filed separately with the Commission.

  Dollars in Thousands    DATAPOINT CORPORATION:  FIVE-YEAR FORECAST OF INCOME
  No Growth Scenario      AND CASH FLOW ASSUMING RETENTION OF TELEPHONY BUSINESS
  ------------------                  AND DEBENTURE BUY-BACK @ *


NOTE: (1) Interest expense reflects retention of the Telephony business, with no application of its sale proceeds to retire the company's outstanding debentures. However, it is assumed that any cash flow generated above working capital requirements are applied to retire Debentures @ *.

NOTE: (2) For purposes of this projection, it is assumed that the company requires approximately one-fifth of revenues for working capital requirements. This scenario posits a beginning working capital deficit at year-end 1996 of approximately $6.1 MM, with free cash flow devoted to meeting that goal in subsequent years. For all subsequent years, all cash flow above the amount necessary to meet the working capital requirement is considered net free cash flow. In this projection, all net free cash flow above working capital requirements (after interest expense) is assumed to be applied by Datapoint to reduce its Debentures at *. Accordingly, this projection indicates that Datapoint will be unable to generate sufficient cash flow to apply towards payment of the cumulative Preferred arrearage by 2001.

NOTE: (3) Recurring EBDAIT excludes the Other Income items that pertained to fiscal year 1996, since those were generally considered non-recurring items.

NOTE: (2) For purposes of this projection, it is assumed that the company requires approximately one-fifth of revenues for working capital requirements. This scenario posits a beginning working capital deficit at year-end 1996 of approximately $6.1 MM, with free cash flow devoted to meeting that goal in subsequent years. For all subsequent years, all cash flow above the amount necessary to meet the requirement is considered net free cash flow. In this projection, Datapoint is able to generate free cash flow by 1999.

NOTE: (4) Debt as of the end of fiscal year 1996, assuming retention of the Telephony division. See pro-forma balance sheet and computation of pro-forma total debt in accompanying spread-sheets for backup.

NOTE: (5) To determine the present value of future cash flow to the common shareholders, the cumulative arrearage as of fiscal year-end (8 quarters), plus the par value of the Preferred shares outstanding (approximately 1,868,000 shares) have been deducted.

NOTE: (6) To determine the fully diluted value of the present value of cash flow to common shareholders, it has been assumed that the Preferred shares have all been exchanged, per the exchange ratio proposed in the current offer by Datapoint.

NOTE: (7) To determine Terminal Value, we have applied the minimum Price/EBDAIT multiple derived from our comparable company study (7.0) to the final year's projected EBDAIT for this scenario.

NOTE: (8) For purposes of determining the company's ability either to retire Debentures or cure its Preferred arrearage, a free cash flow net of interest and working capital requirements has been computed.
          In those situations in which this total is negative (i.e., where interest for the year exceeds FCF net working capital requirements, the spread-sheet employs the convention of carrying over unpaid interest to the following year. However, in point of fact, it is most likely that the company will utilize the funds allocated for working capital requirements to pay out that year's interest rather than risking default to any of its creditors.

*  Confidential portions omitted and filed separately with the Commission.

               (Dollars in Thousands)                        DATAPOINT CORPORATION: FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
               Negative Growth Scenario                     ASSUMING RETENTION OF TELEPHONY BUSINESS AND DEBENTURE BUY-BACK @ *


                  Fiscal Year Ended                                1996                            1997
                                                          -----------------------   ----------------------------------
                                                            $                %         $            %         % Change
                                                           ---              ---       ---          ---        --------
Revenues                                                  $158,236         100.0%   $150,324      100.0%        -5.0%
Cost of Sales                                              111,129          70.2%    105,227       70.0%
                                                          --------                  --------
     Gross Profit                                           47,107          29.8%     45,097       30.0%

Operating Expenses                                          26,128          16.5%     25,475       16.9%        -2.5%

Corporate G&A                                                8,773           5.5%      8,861        5.9%         1.0%

R&D                                                          2,548           1.6%      2,548        1.7%         0.0%
                                                          --------                  --------
Operating Income                                             9,658           6.1%      8,214        5.5%

Interest                                                     7,652 (1)                 7,652
                                                          --------                  --------

Other Income/(Expense):
     Restructuring Expense                                       0
     Other Int'l Operating Exp.                                205
     Transactional Gain/(Loss)                               1,756
                                                          --------
          Sub-total                                          1,961

Pretax Income/(Loss)                                         3,967                       562

Taxes                                                       (2,376)                   (2,376)
                                                          --------                  --------
Net Income/(Loss)                                            1,591                    (1,894)

Interest                                                     7,652                     7,652
Depreciation & Amortizn.                                     6,700           4.2%      6,030        4.0%       -10.0%
Capital Expenditures                                        (2,577)                   (2,577)
                                                          --------                  --------
Net Free Cash Flow before W.C.
          (unleveraged)                                     13,366                     9,291
Working Capital requirements(2)                            (13,366)                   (9,291)
                                                          --------                  --------
Net Free Cash Flow (unlevrgd.)                                   0                         0
Terminal Value                                                   0                         0
                                                          --------                  --------
     Total Flows to be Discounted                                0                         0

Operating Income                                             9,658                     8,214

Depreciation & Amortizn.                                     6,700           4.2%      6,030        4.0%       -10.0%
                                                          --------                  --------

 Recurring EBDAIT(3)                                      $ 16,358                  $ 14,244


PV at:                                                                            less debt(4)           Net Value
- ------                                                                            ------------           ---------
                                                                15.3%  $23,125       (81,000)             $(57,875)
                                                                22.0%  $17,578       (81,000)             $(63,422)
                                                                30.0%  $12,923       (81,000)             $(68,077)




                  Fiscal Year Ended                                         1998                              1999
                                                          ------------------------------------- --------------------------------
                                                             $                %        % Change    $            %      % Change
                                                            ---              ---       --------   ---          ---     --------
Revenues                                                  $142,808          100.0%       -5.0%  $135,668      100.0%       -5.0%
Cost of Sales                                               99,966           70.0%                94,967       70.0%
                                                          --------                              --------
     Gross Profit                                           42,842           30.0%                40,700       30.0%

Operating Expenses                                          24,838           17.4%       -2.5%    24,217       17.9%       -2.5%

Corporate G&A                                                8,949            6.3%        1.0%     9,039        6.7%        1.0%

R&D                                                          2,548            1.8%        0.0%     2,548        1.9%        0.0%
                                                          --------                              --------
Operating Income                                             6,507            4.6%                 4,896        3.6%

Interest                                                     7,652                                 7,652
                                                          --------                              --------

Other Income/(Expense):
     Restructuring Expense
     Other Int'l Operating Exp.
     Transactional Gain/(Loss)
          Sub-total

Pretax Income/(Loss)                                        (1,145)                               (2,756)

Taxes                                                       (2,376)                               (2,376)
                                                          --------                              --------
Net Income/(Loss)                                           (3,521)                               (5,132)

Interest                                                     7,652                                 7,652
Depreciation & Amortizn.                                     5,427            3.8%      -10.0%     4,884        3.6%      -10.0%
Capital Expenditures                                        (2,577)                               (2,577)
                                                          --------                              --------
Net Free Cash Flow before W.C.:
          (unleveraged)                                      6,981                                 4,828
Working Capital requirements(2)                             (6,981)                               (3,596)
                                                          --------                              --------
Net Free Cash Flow (unlevrgd.)                                   0                                 1,232
Terminal Value                                                   0                                     0
                                                          --------                              --------
     Total Flows to be Discounted                                0                                 1,232

Operating Income                                             6,507                                 4,896

Depreciation & Amortizn.                                     5,427            3.8%      -10.0%     4,884        3.6%      -10.0%
                                                          --------                              --------

 Recurring EBDAIT(3)                                      $ 11,934                              $  9,781

                                                                                                per diluted C/S shr.
PV at:                                                   less Pfd.(5)               per C/S shr  for exchange(6)
- ------                                                   ------------               -----------  ---------------
                                                          ($5,604)    ($63,479)        ($4.64)     ($3.08)
                                                          ($5,604)    ($69,026)        ($5.05)     ($3.37)
                                                          ($5,604)    ($73,681)        ($5.39)     ($3.62)


                  Fiscal Year Ended                                     2000                               2001
                                                          --------------------------------  -------------------------------
                                                              $           %       % Change      $           %      % Change
                                                             ---         ---      --------     ---         ---     --------
Revenues                                                  $128,884      100.0%      -5.0%   $122,440      100.0%      -5.0%
Cost of Sales                                               90,219       70.0%                85,708       70.0%
                                                          --------                          --------
     Gross Profit                                           38,665       30.0%                36,732       30.0%

Operating Expenses                                          23,612       18.3%      -2.5%     23,021       18.8%      -2.5%

Corporate G&A                                                9,129        7.1%       1.0%      9,221        7.5%       1.0%

R&D                                                          2,548        2.0%       0.0%      2,548        2.1%       0.0%
                                                          --------                          --------
Operating Income                                             3,376        2.6%                 1,942        1.6%

Interest                                                     7,652                             7,652
                                                          --------                          --------

Other Income/(Expense):
     Restructuring Expense
     Other Int'l Operating Exp.
     Transactional Gain/(Loss)
          Sub-total

Pretax Income/(Loss)                                        (4,276)                           (5,710)

Taxes                                                       (2,376)                           (2,376)
                                                          --------                          --------
Net Income/(Loss)                                           (6,652)                           (8,086)

Interest                                                     7,652                             7,652
Depreciation & Amortizn.                                     4,396        3.4%     -10.0%      3,956        3.2%     -10.0%
Capital Expenditures                                        (2,577)                           (2,577)
                                                          --------                          --------
Net Free Cash Flow before W.C.
          (unleveraged)                                      2,819                               946
Working Capital requirements(2)                                  0                                 0
                                                          --------                          --------
Net Free Cash Flow (unlevrgd.)                               2,819                               946
Terminal Value                                                   0                            41,290 (7)
                                                          --------                          --------
     Total Flows to be Discounted                            2,819                            42,235

Operating Income                                             3,376                             1,942

Depreciation & Amortizn.                                     4,396        3.4%     -10.0%      3,956        3.2%     -10.0%
                                                          --------                          --------

 Recurring EBDAIT(3)                                      $  7,772                          $  5,899


PV at:



*  Confidential portions omitted and filed separately with the Commission.

               (Dollars in Thousands)                        DATAPOINT CORPORATION: FIVE-YEAR FORECAST OF INCOME AND CASH FLOW
               Negative Growth Scenario                     ASSUMING RETENTION OF TELEPHONY BUSINESS AND DEBENTURE BUY-BACK @ *

                  Fiscal Year Ended                                1996                            1997
                                                          -----------------------   ----------------------------------
                                                            $                %         $            %         % Change
                                                           ---              ---       ---          ---        --------
Net Free Cash Flow (unlevrgd.)                                   0                         0
less Interest expense(8)                                                              (7,652)
                                                                                     -------
Net Cash flow avail. after int.                                                       (7,652)

Balance of remaining CSD's:                                                           64,800
FCF to repurchase remaining CSD's:                                                         0
Pcpal. value for remaining repurchase (*)                                                  0
Interest on repurchased CSD's     8.875%                                                   0
Total Debentures bought back post-1996:      0

Net FCF available for Pfd. Dividend payment                                                0

cumulative Pfd. arrearage @ yr.-end:
                    1,868.1 shrs.                            3,736                     5,604


Initial Wkg. Cap. deficit                                   (6,100)
Cum Wkg. Cap. requirement
     (20% sls)                                                                      $ 30,065
less, cum net FCF to W.C.                                   13,366                   (16,557)
                                                           -------
Net FCF to Wkg. Cap.                                         7,266

Net wkg. cap. requiremt                                                               13,508


                  Fiscal Year Ended                                         1998                              1999
                                                          ------------------------------------- --------------------------------
                                                             $                %        % Change    $            %      % Change
                                                            ---              ---       --------   ---          ---     --------
Net Free Cash Flow (unlevrgd.)                                   0                                 1,232
Less Interest expense(8)                                   (15,304)                              (22,956)
                                                           -------                               -------
Net Cash flow avail. after int.                            (15,304)                              (21,724)

Balance of remaining CSD's:                                 64,800                                64,800
FCF to repurchase remaining CSD's:                               0                                     0
Pcpal. value for remaining repurchase (*)                        0                                     0
Interest on repurchased CSD's     8.875%                         0                                     0
Total Debentures bought back post-1996:      0

Net FCF available for Pfd. Dividend payment                      0                                     0

cumulative Pfd. arrearage @ yr.-end:
                    1,868.1 shrs.                            7,472                                 9,340


Initial Wkg. Cap. deficit
Cum Wkg. Cap. requirement
     (20% sls)                                            $ 28,562                              $ 27,134
less, cum net FCF to W.C.                                  (23,538)                              (24,134)
Net FCF to Wkg. Cap.

Net wkg. cap. requiremt                                      5,024                                    $0



                  Fiscal Year Ended                                     2000                               2001
                                                          --------------------------------  -------------------------------
                                                              $           %       % Change      $           %      % Change
                                                             ---         ---      --------     ---         ---     --------
Net Free Cash Flow (unlevrgd.)                               2,819                               946
Less Interest expense(8)                                   (29,376)                          (34,209)
                                                           -------                           -------
Net Cash flow avail. after int.                            (26,557)                          (33,263)

Balance of remaining CSD's:                                 64,800                            64,800
FCF to repurchase remaining CSD's:                               0                                 0
Pcpal. value for remaining repurchase (*)                        0                                 0
Interest on repurchased CSD's     8.875%                         0                                 0
Total Debentures bought back post-1996:      0

Net FCF available for Pfd. Dividend payment                      0                                 0

cumulative Pfd. arrearage @ yr.-end:
                    1,868.1 shrs.                           11,208


Initial Wkg. Cap. deficit
Cum Wkg. Cap. requirement
     (20% sls)                                            $ 25,777                          $ 24,488
less, cum net FCF to W.C.                                  (27,134)                          (27,134)
Net FCF to Wkg. Cap.

Net wkg. cap. requiremt                                  ($  1,357)                        ($  1,289)


*  Confidential portions omitted and filed separately with the Commission.

Dollars in Thousands       DATAPOINT CORPORATION:  FIVE-YEAR FORECAST OF INCOME
Negative Growth Scenario  AND CASH FLOW ASSUMING RETENTION OF TELEPHONY BUSINESS
- ------------------------               AND DEBENTURE BUY-BACK @ *


NOTE: (1) Interest expense reflects retention of the Telephony business, with no application of its sale proceeds to retire the company's outstanding debentures. However, it is assumed that any cash flow generated above working capital requirements are applied to retire Debentures @ *.

NOTE: (2) For purposes of this projection, it is assumed that the company requires approximately one-fifth of revenues for working capital requirements. This scenario posits a beginning working capital deficit at year-end 1996 of approximately $6.1 MM, with free cash flow devoted to meeting that goal in subsequent years. For all subsequent years, all cash flow above the amount necessary to meet the working capital requirement is considered net free cash flow. In this projection, all net free cash flow above working capital requirements (after interest expense) is assumed to be applied by Datapoint to reduce its Debentures at *. Accordingly, this projection indicates that Datapoint will be unable to generate sufficient cash flow to apply towards payment of the cumulative Preferred arrearage by 2001.

NOTE: (3) Recurring EBDAIT excludes the Other Income items that pertained to fiscal year 1996, since those were generally considered non-recurring items.

NOTE: (4) Debt as of the end of fiscal year 1996, assuming retention of the Telephony division. See pro-forma balance sheet and computation of pro-forma total debt in accompanying spread-sheets for backup.

NOTE: (5) To determine the present value of future cash flow to the common shareholders, the cumulative arrearage of fiscal year-end (8 quarters), plus the par value of the Preferred shares outstanding (approximately 1,868,000 shares) have been deducted.

NOTE: (6) To determine the fully diluted value of the present value of cash flow to common shareholders, it has been assumed that the Preferred shares have all been exchanged, per the exchange ratio proposed in the current offer by Datapoint.

NOTE: (7) To determine Terminal Value, we have applied the minimum Price/EBDAIT multiple derived from our comparable company study (7.0) to the final year's projected EBDAIT for this scenario.

NOTE: (8) For purposes of determining the company's ability either to retire Debentures or cure its Preferred arrearage, a free cash flow net of interest and working capital requirements has been computed.
          In those situations in which this total is negative (i.e., where interest for the year exceeds FCF net working capital requirements, the spread-sheet employs the convention of carrying over unpaid interest to the following year. However, in point of fact, it is most likely that the company will utilize the funds allocated for working capital requirements to pay out that year's interest rather than risking default to any of its creditors.

*  Confidential portions omitted and filed separately with the Commission.

DATAPOINT CORPORATION

                          STATED BOOK VALUE (PRO FORMA)
                          -----------------------------


        Starting with the Company's Pro Forma Balance Sheet for fiscal 1996 dated June 25, 1996, we further adjusted for other uses of proceeds from the sale of automotive ("Darts"). It does not fully use ALL the cash - some is still tied up in escrow. No funds are used to retire debentures.

        After the sale to Kalamazoo, CCC's Pro Forma Balance Sheet shows a negative working capital of $6,100,000. Shareholders' equity is a negative $54,351,000, and long-term liabilities (primarily the 8-7/8% debentures) are $73,320,000.

        At this point, the Company is clearly in no position to pay a preferred dividend and arrears. As for liquidation value of the preferred, that, too, is underwater, technically. Thus, there is no book value per share of common and no liquidation value for the preferred.

        The "Telebus" or telephony business, is being offered for sale in the mid * range. While there is a possibility that an acceptable transaction may be completed in this calendar year, it must be considered speculative both as to price and actual closing. But because Darts has finally been sold (after many months of discussion and negotiation), CCC believes we should also calculate the possible affect of a sale on the Profit & Loss Statement and Balance Sheet using a * net sales price and a more optimistic * net sales price. The proceeds is assumed to be used to retire the 8-7/8% debentures at an average price of *. The debentures have sold in smaller quantities recently in the upper $50s. It is thinly traded, with only $64 million face amount outstanding. The 1996 range has been a low of $39-3/4 to a high of $58-1/2. Volume has been as low as 3 bonds to a high of 192 bonds, when they trade. It is anyone's guess what it will take to retire a majority of the bonds, particularly when, and if, the telephony business is sold and it is known that the money is available for such a buy-back.

        CCC adjusted for the sale of telephony under two scenarios - * and *, buying in $42,857,000 face amount of bonds up to $57,143,000 in the second scenario. The latter is optimistic in two ways - a) the Company receives a net of * and b) that almost 90% of the bonds can be retired at *.

        In any event, the adjustments for the two scenarios result in a still-negative working capital forecasted at $6,100,000, a negative book value of $11,494,000 on a * sale, and a positive book value of $2,792,000 on a * sale. The remaining long-term debt is * down to * on the higher price. Without predicting further changes to bank or other debt, it is still a very small possibility that, even under the optimistic scenario, the Company could pay a dividend or pay off its arrears. The remaining positive equity under the optimistic scenario still causes the preferred to have only $1.49 in book value.


*  Confidential portions omitted and filed separately with the Commission.

                                                   DATAPOINT CORPORATION: PRO-FORMA BALANCE SHEETS FOR VARIOUS SCENARIOS

                                                                                            Adjustments for      Adjustments for
Balance Sheet as of July 29, 1996:                                                        Telephony Sale (Flat   Telephony Sale
                                                        Adjustments for   Post Sale of     & Negative Growth       (Optimistic
                                             Base Case  Automotive Sale    Automotive          Scenarios)           Scenario)
                                             ---------  ---------------    ----------          ----------           ---------

Item                                          $(000)         $(000)          $(000)              $(000)              $(000)
- ----                                          ------         ------          ------              ------              ------
ASSETS

Current Assets:
Cash and Equivalents                             3,864       12,862           16,726               4,801                4,590
Accounts Receivable                             39,802       (5,594)          34,208             (11,621)             (11,621)
Inventory                                        5,951         (798)           5,153
Other                                            4,506       (1,277)           3,229
                                               -------       ------          -------              ------               ------
     Total Current Assets                       54,123        5,193           59,316              (6,820)              (7,031)

Fixed Assets, net                               13,796       (1,111)          12,685                   0                    0

Other Assets                                    14,981       (2,597)          12,384                   0                    0

Total Assets                                    82,900        1,485           84,385              (6,820)              (7,031)


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Bank Debt - O.D.                                16,602       (1,978)          14,624
Current Portion of Long-term Debt                4,397       (2,675)           1,722
Trade Payables                                  18,168       (3,861)          14,307              (4,998)              (4,998)
Accrued Expenses and Taxes Payable              32,139       (7,092)          25,047              (1,822)              (2,033)
Other                                           13,545       (3,829)           9,716
                                               -------       ------          -------              ------               ------
     Total Current Liabilities                  84,851      (19,435)          65,416              (6,820)              (7,031)

Long-term Liabilities                           78,925       (5,605)          73,320             (42,857)             (57,143)

Shareholders' Equity                           (80,876)      26,525          (54,351)             42,857               57,143

Total Liabilities and Shareholders' Equity      82,900        1,465           84,385              (6,820)              (7,031)


                                                   DATAPOINT CORPORATION: PRO-FORMA BALANCE SHEETS FOR VARIOUS SCENARIOS


Balance Sheet as of July 29, 1996:
                                                      Pro-forma Post Sale of                 Pro-forma Post Sale of
                                                  Telephony (Flat & Neg. Growth)         Telephony (Optimistic Scenario)
                                                  ------------------------------         -------------------------------

Item                                                          $(000)                                 $(000)
- ----                                                          ------                                 ------
ASSETS

Current Assets:
Cash and Equivalents                                         21,527                                  21,316
Accounts Receivable                                          22,587                                  22,587
Inventory                                                     5,153                                   5,153
Other                                                         3,229                                   3,229
                                                             ------                                  ------
     Total Current Assets                                    52,496                                  52,285

Fixed Assets, net                                            12,685                                  12,685

Other Assets                                                 12,384                                  12,384

Total Assets                                                 77,565                                  77,354


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Bank Debt - O.D.                                             14,624                                  14,624
Current Portion of Long-term Debt                             1,722                                   1,722
Trade Payables                                                9,309                                   9,309
Accrued Expenses and Taxes Payable                           23,225                                  23,014
Other                                                         9,716                                   9,716
                                                             ------                                  ------
     Total Current Liabilities                               58,596                                  58,385

Long-term Liabilities                                        30,463                                  16,177

Shareholders' Equity                                        (11,494)                                  2,792

Total Liabilities and Shareholders' Equity                   77,565                                  77,354


                                                        DATAPOINT CORPORATION: CALCULATION OF PRO-FORMA TOTAL DEBT

(in millions of dollars)                                                   Adjustments          Debt, post-          Adjustments
                                            As of                         for Automotive        Automotive           for Telephony
                                           4/27/96       (Base Case)           Sale                Sale                  Sale
                                           -------        ---------            ----                ----           (Flat & No Growth)
                                                                                                                  ------------------
Current Liabilities:
 Bank Debt - O.D.                            17.1            16.6             (2.0) (1)             14.6                   -
 Current Portion of Long-term Debt            4.1             4.4             (2.7) (2)              1.7                   -
                                            -----           -----            -----                 -----               -----
      Total Long-term Debt                   21.2            21.0             (4.7)                 16.3



 Long-term Liabilities
      Convertible Sub Debentures & NTI       69.1            69.1             (4.4) (3)             64.7               (49.2) (4)
      Other LTL                               9.8             9.8             (1.3)                  8.6                   -
                                            -----           -----            -----                 -----               -----
                                             78.9            78.9             (5.7)                 73.3


 Hence, Total Debt:                          90.3            90.1                                   81.0



(in millions of dollars)                        Adjustments                 Debt, post-                Debt, post-
                                               for Telephony                 Telephony                  Telephony
                                                   Sale                        Sale                       Sale
                                           (Optimistic Scenario)        (Flat & No Growth)        (Optimistic Scenario)
                                           ---------------------        ------------------        ---------------------
Current Liabilities:
 Bank Debt - O.D.                                   -                          14.6                       14.6
 Current Portion of Long-term Debt                  -                           1.7                        1.7
                                                -----                         -----                      -----
      Total Long-term Debt                                                     16.3                       16.3



 Long-term Liabilities
      Convertible Sub Debentures & NTI           57.1 (5)                      21.8                        7.6
      Other LTL                                                                 8.6                        8.6
                                                -----                         -----                      -----
                                                                               30.4                       16.2


 Hence, Total Debt:                                                            38.1                       23.9





Notes:

(1)  Includes $1 MM of IFN debt and $978 K for CIT paydown.

(2)  Represents current portion of NTI debt paydown.

(3)  Represents balance of NTI paydown.

(4) In Flat & No Growth scenarios, assumes * of telephony business sale proceeds go to retire Debentures at *; hence $42.9 MM of Debentures retired here.

(5) In Optimistic scenario, assumes * of telephony business sale proceeds go to retire Debentures at *; hence $57.1 MM of Debentures are retired here.

*  Confidential portions omitted and filed separately with the Commission.

DATAPOINT CORPORATION


                              PROJECTED BOOK VALUE
                              --------------------


        The Pro Forma Balance Sheets for the two principal scenarios project a negative net worth of $80,870,000 at current fiscal year end, reduced to a negative $54,351,000 after automotive, and a positive net worth of $2,792,000 in our optimistic scenario where the telephony business is sold for a net of * and debentures are retired at *.

        Taking the most optimistic view, the $2,792,000 net worth is reduced by the $1 par value Preferred of $1,868,071, leaving common stock book value at $924,000, or nearly 7 (cent) per share, excluding arrears. The Preferred would have a book value of only $1.49 per share.

        Thus, book value technically is next to worthless, though should be considered in a minor way.


*  Confidential portions omitted and filed separately with the Commission.

DATAPOINT CORPORATION


                                LIQUIDATION VALUE
                                -----------------

        The remaining net assets after the sale of the telephony business can be valued through the use of the comparable company and discounted cash flow approaches, which we have already considered.

        The comparable company approach suggests that the balance of assets could be worth from $93 million to $180 million before various adjustments, based on estimated pro forma EBDAIT and EBIT numbers. The pro forma balance sheet requires the following adjustments:

                      Negative Working Capital             $   6,100,000
                      Long-term liabilities                $  16,177,000
                                                            ------------
                                                           $  22,277,000

        This assumes that all inventory and receivables can be turned into cash at 100% of their book value.

        In a liquidation, we would assume that all other assets have no value, although the San Antonio and Amsterdam properties can be sold at some number in the $5 to $7 million range.

        Costs of liquidating are high, including severance pay, legal, accounting, fees and commissions, and other costs. The values, of course, depend on what a third party thinks he can realistically achieve in earnings and cash flow from a company that has lost money for several years, albeit with other businesses included.


        We would tend to discount these values by 50% given the risks involved. Thus, $93 million to $180 million, less 50%, or $46.5 million to $90 million, less $22 million shown above, less $10 million for liquidating costs, would yield $14.5 million to $58 million.

        On that basis, the Preferred would achieve its liquidating value of $37,361,420 only if the higher numbers are met, and 38.8% of liquidating value, or $7.76 per share, for the lower numbers.

        On a discounted cash flow basis, our most optimistic scenario after the sale of telephony suggests gross values of $81.7 million to $143.5 million, whereas the no-growth scenario suggests $32.7 million to $56.7 million. Using the same approach discussed above at 50%, less balance sheet and closing costs, we arrive at a range of $8.5 million to as high as $39.4 million. This higher figure permits the Preferred to attain its liquidating value. On the retention of telephony, our calculation results in NO available funds in a liquidation scenario.

Datapoint Corportion:  Liquidation Value                                 Page 2


        These calculations should not be accorded any weight, in CCC's opinion, because there are no current plans to liquidate, the figures are based on highly speculative forecasts of cash flow, and the Company has a poor record. Thus, it is important to review this aspect, but it does not influence our conclusion.

DATAPOINT CORPORATION





                        COMPARABLE TRANSACTIONS ANALYSIS
                        --------------------------------


         CCC was able to find and review only two recent transactions involving similar companies. Both transactions were for companies with revenues in excess of $1 billion, and in one of the two cases, no price information was publicly disclosed. The other transaction was the purchase of AmeriData Technologies, Inc. ("Ameridata") by General Electric Capital Corporation at $16 a share through a recent tender offer. CCC calculates that such a purchase for the outstanding common stock was at approximately .235 times 1995 revenues, .1695 estimated 1996 revenues, 5.24 times 1995 EBDAIT, 3.15 times estimated 1996 EBDAIT, 20.25 times 1995 earnings per share before dilution and 11.9 times estimated 1996 earnings, and finally, 2.2 times year-end 1995 stated book value. On such figures, the implied value of the Company is in the range of $0.59 to $3.69 per share, averaging $2.24 per share. The .75 incremental shares in the new Exchange Offer adds $0.44 to $2.77 per share, average $1.61 per share. However, CCC considers that this is not a very meaningful approach because of the size and operating history of Ameridata compared to the Company.

         GE to Ameridata:

                                            Datapoint After                    Datapoint After
                                            Automotive                         Telephony
                                            ---------------                    ---------
 .235 times 1995 Revenues                    Not Available                      Not Available
 .1695 times estimated 1996 Revenues         $26,821,000                        $19,277,235
Imputed Datapoint Value                     $1.96 per Share                    $1.41 per Share

3.15 times estimated 1996 EBDAIT            $57,704,850                        $52,869,660
Imputed Datapoint value                     $0.56 per Share                    $3.69 per Share

11.9 times estimated 1996 Earnings          Negative                           $0.59 per Share

2.2 times 1999 book                         Not Applicable                     Not Applicable

     Range is $0.59 to $3.69 per share - average $2.14 per Share.

     At 2.75:1 = $1.62 to $10.15 per Share value, average $5.89 per Share.

     .75 incremental shares is $0.44 to $2.77 per Share value, average $1.61 per Share. This is against the loss of $2.00 per share arrears at year-end.


DATAPOINT CORPORATION

                        ABILITY TO PAY ARREARS AND RESUME
                        ---------------------------------
                           PREFERRED DIVIDEND PAYMENTS
                           ---------------------------

         Current Arrears - $1.75 Per Share on 1,868,071 Shares is $3,269,124
               Arrears Grow $467,018 Per Quarter, $1,868,071 Per Year

        In CCC's opinion dividends should not be paid on the preferred until the balance sheet shows a positive net worth, working capital is restored to a normalized condition and the debentures are redeemed. Whether or not the telephony business is sold for a net of * on a negative growth, or no-growth sales scenario, the Company cannot resume dividends in the next five years (beyond this we have not computed the possibility.) Under the optimistic scenarios where the telephony business is sold for a net of * and the 8 7/8% Debentures are repurchased at *, the arrears can be paid starting in the fiscal year to end 7/31/99. At the end of fiscal 1999, arrears are $5.00 a share. If Telephony is not sold, under the optimistic scenario, the $7.00 of arrears can be paid starting in fiscal 2001. On a scenario where telephony is sold and debentures are repurchased at *, only part of the arrears can be repaid in fiscal 1999. But this does not materially change the values.

        The present value of those payments brought back to the announcement date, April 16, 1996 at the various rates used in the discounted cash flow scenario range from $1.77 to as high as $3.32 per share. Keeping in mind that this is from an optimistic scenario, the emphasis should be on the highest discount rate (30%) which provides a range of $1.77 to $2.13, averaging $1.95.

        Finally, what is the relative value of 2.75 shares of common compared to giving up the future arrears and future price of the preferred, taken back to the present value at announcement date.

        CCC believes that once the preferred dividend is current, the preferred will sell between $8 and $10 per share. If the arrears are able to be paid by the end of fiscal 1999 in the optimistic scenario or 2001 if telephony is not sold, the present value at a 30% discount rate is $2.02 to $4.26. The total value including arrears is $3.79 to $6.39.

        The common , on the other hand , at 2.75 times the $1.44 market is $3.96 per share of preferred. At 2.75 times the discounted present value it is $3.36 to $3.74.

*  Confidential portions omitted and filed separately with the Commission.

DATAPOINT CORPORATION



                                   LITIGATION
                                   ----------

        CCC interviewed Dr. David Garrod and Peter Cobrin, partners in the law firm of Cobrin, Gittes & Samuel, who are handling certain patent litigation. The two sets of litigation involve video conferencing (as illustrated by the Minx system) and Arcnet, the networking system.

        The former involved NEC at first, which was settled, and other suits against V-Tel and Video Server were settled. The Company has a current case against PictureTel Corporation, Compression Labs and Telios and started a suit against others such as Video-Lan.

        If successful, substantial royalties could be paid to Datapoint by such as PictureTel. Settlement discussions are on-going with Compression Labs and Telios which could involve significant near-term sums and possible ongoing royalties.

        The Arcnet litigation involves a Local Area Network (LAN) and the Ethernet. Currently there are two defendants, Standard Microsystems and Intel Corporation. More defendants are possible if class action is certified. If not, then more suits will be filed anyway against others such as 3 COM. A call to the attorneys on July 17, 1996 revealed that the Judge did not certify the class.

        There is really no way to put a reasonable figure on the value of these suits from the point of view of adding to the value of the Company's Preferred or Common stock. We have chosen to ignore them at this point, except to say that they can only be a positive step for the Company's future.

DATAPOINT CORPORATION

                             SUMMARY AND CONCLUSION
                             ----------------------

        CCC reviewed the stock price history, selected comparative companies, discounted cash flow, comparative transactions, book value litigation and the ability to pay the arrears.

        Primary emphasis was placed on the stock price history as the only factual comparison of preferred and common. Here we concluded that the exchange ratio should be increased to 3:1.

        Less emphasis was placed on a discounted cash flow approach. It has many risks involving whether or not overhead savings can be made, the telephony business sold and at what price the price debentures can be repurchased, and the potential for growth in the face of competition. CCC performed several iterations at different discount rates. CCC concluded that the value of the common shares was within a range of $1.22 to $1.36 per share. At 2:1 exchange, the preferred is valued at $2.44 to $2.72 per share. Another .75 shares of common increases the value to $3.36 to $3.74 per share. With the preferred at an average of $3.10 prior to announcement and $3.25 more recently, the exchange gives little value to the intangible factors of the loss of arrears, liquidation preference, and board representation.

        No real emphasis was placed on the comparable company study. It is based on the same speculative elements of the Company cited above. Furthermore, the companies in the study are not closely parallel in business, geographical location, capital structure and history of profits.

        The comparative transaction, while academically interesting, is not truly comparable and reflects a much larger company. Liquidation is not really the goal here. The book value approach shows nominal values for the common. Litigation is not quantifiable on any reasonable basis. These factors were given little weight in the overall analysis.

        Finally, CCC raises the question of the present value of an incremental .75 shares in the exchange as against giving up hopes of receiving the arrears.
If the arrears are payable at various times starting in the year 1999, they are valued in our opinion at between $1.77 and $2.13 share. This should be compared to giving up the value of those arrears and intangibles to achieve an extra .75 common at $1.44 which is the average market price prior to announcement, or the equivalent to of $1.08 per preferred share. On a discounted cash flow basis it is equivalent to $0.92 to $1.02 per share. Compared to the present value of the arrears, the exchange is not sufficiently attractive to the preferred. Another
 .25 to .50 shares of common should provide a more fair exchange to the preferred.

        In CCC's opinion the relative value of 2.75 shares of common compared to the future arrears and future price of the preferred, discounted back to present value, further confirms the opinion that the exchange value should be increased.

        We conclude from the above that the preferred should receive no less than an additional .25 shares of common.